                                                                     EXHBIT 4.30

================================================================================

                         GAYLORD CONTAINER CORPORATION,

                                   as Issuer

                       ------------------------------

                                      and

                   CHASE BANK OF TEXAS, NATIONAL ASSOCIATION,

                       ------------------------------

                                   as Trustee

                                   INDENTURE

                         Dated as of February 23, 1998
================================================================================

                                  $250,000,000

              9 7/8% Senior Subordinated Notes due 2008, Series A

              9 7/8% Senior Subordinated Notes due 2008, Series B

                             CROSS-REFERENCE TABLE

 TIA                                                        Indenture
Section                                                      Section
-------                                                     ----------
310 (a)(1)   . . . . . . . . . . . . . . . . . . . . . .     7.10
    (a)(2)   . . . . . . . . . . . . . . . . . . . . . .     7.10
    (a)(3)   . . . . . . . . . . . . . . . . . . . . . .     N.A.
    (a)(4)   . . . . . . . . . . . . . . . . . . . . . .     N.A.
    (a)(5)   . . . . . . . . . . . . . . . . . . . . . .     7.08; 7.10
    (b)  . . . . . . . . . . . . . . . . . . . . . . . .     7.08; 7.10
    (c)  . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
311 (a)  . . . . . . . . . . . . . . . . . . . . . . . .     7.11
    (b)  . . . . . . . . . . . . . . . . . . . . . . . .     7.11
    (c)  . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
312 (a)  . . . . . . . . . . . . . . . . . . . . . . . .     2.05
    (b)  . . . . . . . . . . . . . . . . . . . . . . . .     11.03
    (c)  . . . . . . . . . . . . . . . . . . . . . . . .     11.03
313 (a)  . . . . . . . . . . . . . . . . . . . . . . . .     7.06
    (b)(1)   . . . . . . . . . . . . . . . . . . . . . .     N.A.
    (b)(2)   . . . . . . . . . . . . . . . . . . . . . .     7.06
    (c)  . . . . . . . . . . . . . . . . . . . . . . . .     7.06; 11.02
    (d)  . . . . . . . . . . . . . . . . . . . . . . . .     7.06
314 (a)  . . . . . . . . . . . . . . . . . . . . . . . .     4.07; 4.09;
                                                             11.02
    (b)  . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
    (c)(1)   . . . . . . . . . . . . . . . . . . . . . .     11.04
    (c)(2)   . . . . . . . . . . . . . . . . . . . . . .     11.04
    (c)(3)   . . . . . . . . . . . . . . . . . . . . . .     N.A.
    (d)  . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
    (e)  . . . . . . . . . . . . . . . . . . . . . . . .     11.05
    (f)  . . . . . . . . . . . . . . . . . . . . . . . .     N.A
315 (a)  . . . . . . . . . . . . . . . . . . . . . . . .     7.01(b)
    (b)  . . . . . . . . . . . . . . . . . . . . . . . .     7.05; 11.02
    (c)  . . . . . . . . . . . . . . . . . . . . . . . .     7.01(a)
    (d)  . . . . . . . . . . . . . . . . . . . . . . . .     7.01(c)
    (e)  . . . . . . . . . . . . . . . . . . . . . . . .     6.11
316 (a)(last sentence)   . . . . . . . . . . . . . . . .     2.09


--------------------

N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture

    (a)(1)(A)  . . . . . . . . . . . . . . . . . . . . .     6.05
    (a)(1)(B)  . . . . . . . . . . . . . . . . . . . . .     6.04
    (a)(2)   . . . . . . . . . . . . . . . . . . . . . .     N.A.
    (b)  . . . . . . . . . . . . . . . . . . . . . . . .     6.07
317 (a)(1)   . . . . . . . . . . . . . . . . . . . . . .     6.08
    (a)(2)   . . . . . . . . . . . . . . . . . . . . . .     6.09
    (b)  . . . . . . . . . . . . . . . . . . . . . . . .     2.04
318 (a)  . . . . . . . . . . . . . . . . . . . . . . . .     11.01
    (c)  . . . . . . . . . . . . . . . . . . . . . . . .     11.01

--------------------

N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture

                               TABLE OF CONTENTS

                                                                            Page
                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.  . . . . . . . . . . . . . . . . . . . . . . . . . 1
SECTION 1.02. Incorporation by Reference of TIA.  . . . . . . . . . . . . .  28
SECTION 1.03. Rules of Construction.  . . . . . . . . . . . . . . . . . . .  28

                                   ARTICLE TWO

                                    THE NOTES
SECTION 2.01. Form and Dating.  . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 2.02. Execution and Authentication. . . . . . . . . . . . . . . . .  30
SECTION 2.03. Registrar and Paying Agent. . . . . . . . . . . . . . . . . .  31
SECTION 2.04. Paying Agent To Hold Assets in Trust. . . . . . . . . . . . .  32
SECTION 2.05. Noteholder Lists. . . . . . . . . . . . . . . . . . . . . . .  33
SECTION 2.06. Transfer and Exchange.  . . . . . . . . . . . . . . . . . . .  33
SECTION 2.07. Replacement Notes.  . . . . . . . . . . . . . . . . . . . . .  34
SECTION 2.08. Outstanding Notes.  . . . . . . . . . . . . . . . . . . . . .  35
SECTION 2.09. Treasury Notes. . . . . . . . . . . . . . . . . . . . . . . .  35
SECTION 2.10. Temporary Notes.  . . . . . . . . . . . . . . . . . . . . . .  36
SECTION 2.11. Cancellation. . . . . . . . . . . . . . . . . . . . . . . . .  36
SECTION 2.12. Defaulted Interest. . . . . . . . . . . . . . . . . . . . . .  37
SECTION 2.13. CUSIP Number. . . . . . . . . . . . . . . . . . . . . . . . .  37
SECTION 2.14. Deposit of Moneys.  . . . . . . . . . . . . . . . . . . . . .  37
SECTION 2.15. Restrictive Legends.  . . . . . . . . . . . . . . . . . . . .  38
SECTION 2.16. Book-Entry Provisions for Global Note.  . . . . . . . . . . .  40
SECTION 2.17. Special Transfer Provisions.  . . . . . . . . . . . . . . . .  42
SECTION 2.18. Designation.  . . . . . . . . . . . . . . . . . . . . . . . .  44

                                  ARTICLE THREE

                                   REDEMPTION

SECTION 3.01. Notices to Trustee. . . . . . . . . . . . . . . . . . . . . .  45
SECTION 3.02. Selection of Notes To Be Redeemed.  . . . . . . . . . . . . .  45
SECTION 3.03. Notice of Redemption. . . . . . . . . . . . . . . . . . . . .  46

SECTION 3.04. Effect of Notice of Redemption. . . . . . . . . . . . . . . .  47
SECTION 3.05. Deposit of Redemption Price.  . . . . . . . . . . . . . . . .  47
SECTION 3.06. Notes Redeemed in Part. . . . . . . . . . . . . . . . . . . .  47

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01. Payment of Notes. . . . . . . . . . . . . . . . . . . . . . .  48
SECTION 4.02. Maintenance of Office or Agency.  . . . . . . . . . . . . . .  48
SECTION 4.03. Limitation on Restricted Payments.  . . . . . . . . . . . . .  49
SECTION 4.04. Corporate Existence.  . . . . . . . . . . . . . . . . . . . .  51
SECTION 4.05. Payment of Taxes and Other Claims.  . . . . . . . . . . . . .  52
SECTION 4.06. Maintenance of Properties and Insurance.  . . . . . . . . . .  52
SECTION 4.07. Compliance Certificate; Notice of Default.  . . . . . . . . .  53
SECTION 4.08. Compliance with Laws. . . . . . . . . . . . . . . . . . . . .  54
SECTION 4.09. SEC Reports.  . . . . . . . . . . . . . . . . . . . . . . . .  55
SECTION 4.10. Waiver of Stay, Extension or Usury Laws.  . . . . . . . . . .  55
SECTION 4.11. Limitation on Transactions with Affiliates. . . . . . . . . .  56
SECTION 4.12. Limitation on Incurrence of Additional Indebtedness.  . . . .  57
SECTION 4.13. Limitation on Dividend and Other Payment Restrictions
              Affecting Restricted Subsidiaries.  . . . . . . . . . . . . .  57
SECTION 4.14. Prohibition on Incurrence of Senior Subordinated Debt.  . . .  58
SECTION 4.15. Change of Control.  . . . . . . . . . . . . . . . . . . . . .  59
SECTION 4.16. Limitation on Asset Sales.  . . . . . . . . . . . . . . . . .  61
SECTION 4.17. Guarantees by Restricted Subsidiaries.  . . . . . . . . . . .  65

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

SECTION 5.01. When Company May Merge, Etc.  . . . . . . . . . . . . . . . .  66
SECTION 5.02. Successor Corporation Substituted.  . . . . . . . . . . . . .  68

                                   ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01. Events of Default.  . . . . . . . . . . . . . . . . . . . . .  68
SECTION 6.02. Acceleration. . . . . . . . . . . . . . . . . . . . . . . . .  70
SECTION 6.03. Other Remedies. . . . . . . . . . . . . . . . . . . . . . . .  71
SECTION 6.04. Waiver of Past Defaults.  . . . . . . . . . . . . . . . . . .  72
SECTION 6.05. Control by Majority.  . . . . . . . . . . . . . . . . . . . .  72
SECTION 6.06. Limitation on Suits.  . . . . . . . . . . . . . . . . . . . .  72
SECTION 6.07. Rights of Holders To Receive Payment. . . . . . . . . . . . .  73
SECTION 6.08. Collection Suit by Trustee. . . . . . . . . . . . . . . . . .  73
SECTION 6.09. Trustee May File Proofs of Claim. . . . . . . . . . . . . . .  74
SECTION 6.10. Priorities. . . . . . . . . . . . . . . . . . . . . . . . . .  74
SECTION 6.11. Undertaking for Costs.  . . . . . . . . . . . . . . . . . . .  75

                                  ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01. Duties of Trustee.  . . . . . . . . . . . . . . . . . . . . .  75
SECTION 7.02. Rights of Trustee.  . . . . . . . . . . . . . . . . . . . . .  77
SECTION 7.03. Individual Rights of Trustee. . . . . . . . . . . . . . . . .  79
SECTION 7.04. Trustee's Disclaimer. . . . . . . . . . . . . . . . . . . . .  79
SECTION 7.05. Notice of Default.  . . . . . . . . . . . . . . . . . . . . .  79
SECTION 7.06. Reports by Trustee to Holders.  . . . . . . . . . . . . . . .  80
SECTION 7.07. Compensation and Indemnity. . . . . . . . . . . . . . . . . .  80
SECTION 7.08. Replacement of Trustee. . . . . . . . . . . . . . . . . . . .  81
SECTION 7.09. Successor Trustee by Merger, Etc. . . . . . . . . . . . . . .  82
SECTION 7.10. Eligibility; Disqualification.  . . . . . . . . . . . . . . .  83
SECTION 7.11. Preferential Collection of Claims Against Company.  . . . . .  83

                                  ARTICLE EIGHT

               SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01. Termination of Company's Obligations. . . . . . . . . . . . .  83
SECTION 8.02. Acknowledgment of Discharge by Trustee. . . . . . . . . . . .  86
SECTION 8.03. Application of Trust Money. . . . . . . . . . . . . . . . . .  86
SECTION 8.04. Repayment to the Company. . . . . . . . . . . . . . . . . . .  86
SECTION 8.05. Reinstatement.  . . . . . . . . . . . . . . . . . . . . . . .  87

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01. Without Consent of Holders. . . . . . . . . . . . . . . . . .  88
SECTION 9.02. With Consent of Holders.  . . . . . . . . . . . . . . . . . .  88
SECTION 9.03. Compliance with TIA.  . . . . . . . . . . . . . . . . . . . .  90
SECTION 9.04. Revocation and Effect of Consents.  . . . . . . . . . . . . .  90
SECTION 9.05. Notation on or Exchange of Notes. . . . . . . . . . . . . . .  91
SECTION 9.06. Trustee To Sign Amendments, Etc.  . . . . . . . . . . . . . .  91

                                   ARTICLE TEN

                                  SUBORDINATION

SECTION 10.01. Notes Subordinated to Senior Debt. . . . . . . . . . . . . .  92
SECTION 10.02. No Payment on Notes in Certain Circumstances.  . . . . . . .  92
SECTION 10.03. Payment Over of Proceeds upon Dissolution, Etc.  . . . . . .  94
SECTION 10.04. Payments May Be Paid Prior to Dissolution. . . . . . . . . .  96
SECTION 10.05. Subrogation. . . . . . . . . . . . . . . . . . . . . . . . .  97
SECTION 10.06. Obligations of the Company Unconditional.  . . . . . . . . .  97
SECTION 10.07. Notice to Trustee. . . . . . . . . . . . . . . . . . . . . .  98
SECTION 10.08. Reliance on Judicial Order or Certificate of Liquidating
               Agent.   . . . . . . . . . . . . . . . . . . . . . . . . . .  98
SECTION 10.09. Trustee's Relation to Senior Debt. . . . . . . . . . . . . .  99
SECTION 10.10. Subordination Rights Not Impaired by Acts or Omissions of
               the Company or Holders of Senior Debt.   . . . . . . . . . .  99
SECTION 10.11. Noteholders Authorize Trustee to Effectuate Subordination
               of Notes.  . . . . . . . . . . . . . . . . . . . . . . . . .  100
SECTION 10.12. This Article Ten Not to Prevent Events of Default. . . . . .  101
SECTION 10.13. Trustee's Compensation Not Prejudiced. . . . . . . . . . . .  101

                                 ARTICLE ELEVEN

                                    GUARANTEE

SECTION 11.01. Unconditional Guarantee. . . . . . . . . . . . . . . . . . .  101
SECTION 11.02. Severability.  . . . . . . . . . . . . . . . . . . . . . . .  102
SECTION 11.03. Limitation of Liability. . . . . . . . . . . . . . . . . . .  103
SECTION 11.04. Subsidiary Guarantors May Consolidate, etc., on Certain
               Terms.   . . . . . . . . . . . . . . . . . . . . . . . . . .  103
SECTION 11.05. Contribution.  . . . . . . . . . . . . . . . . . . . . . . .  104
SECTION 11.06. Waiver of Subrogation. . . . . . . . . . . . . . . . . . . .  105
SECTION 11.07. Execution of Guarantee.  . . . . . . . . . . . . . . . . . .  105
SECTION 11.08. Waiver of Stay, Extension or Usury Laws. . . . . . . . . . .  106

                                 ARTICLE TWELVE

                                  MISCELLANEOUS

SECTION 12.01. TIA Controls.  . . . . . . . . . . . . . . . . . . . . . . .  107
SECTION 12.02. Notices. . . . . . . . . . . . . . . . . . . . . . . . . . .  107
SECTION 12.03. Communications by Holders with Other Holders.  . . . . . . .  109
SECTION 12.04. Certificate and Opinion as to Conditions Precedent.  . . . .  109
SECTION 12.05. Statements Required in Certificate or
               Opinion.   . . . . . . . . . . . . . . . . . . . . . . . . .  109
SECTION 12.06. Rules by Trustee, Paying Agent, Registrar. . . . . . . . . .  110
SECTION 12.07. Legal Holidays.  . . . . . . . . . . . . . . . . . . . . . .  110
SECTION 12.08. Governing Law. . . . . . . . . . . . . . . . . . . . . . . .  110
SECTION 12.09. No Adverse Interpretation of Other Agreements. . . . . . . .  111
SECTION 12.10. No Recourse Against Others.  . . . . . . . . . . . . . . . .  111
SECTION 12.11. Successors.  . . . . . . . . . . . . . . . . . . . . . . . .  111
SECTION 12.12. Duplicate Originals. . . . . . . . . . . . . . . . . . . . .  111
SECTION 12.13. Severability.  . . . . . . . . . . . . . . . . . . . . . . .  111

Signatures      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  113
Exhibit A - Form of Note  . . . . . . . . . . . . . . . . . . . . . . . . . A-1
Exhibit B - Form of Exchange Note . . . . . . . . . . . . . . . . . . . . . B-1

Exhibit C -   Form of Certificate To Be Delivered in Connection with
              Transfers to Non-QIB Accredited Investors   . . . . . . . . . C-1
Exhibit D -   Form of Certificate To Be Delivered in Connection with
              Transfers Pursuant to Regulation S  . . . . . . . . . . . . . D-1
Exhibit E -   Form of Guarantee   . . . . . . . . . . . . . . . . . . . . . E-1

Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

              INDENTURE, dated as of February 23, 1998, between Gaylord Container Corporation, a Delaware corporation (the "Company"), and Chase Bank of Texas, National Association, as Trustee (the "Trustee").

              The Company has duly authorized the creation of an issue of 9 7/8% Senior Subordinated Notes due 2008, Series A (the "Initial Notes"), and 9 7/8% Senior Subordinated Notes due 2008, Series B (the "Exchange Notes" and, together with the Initial Notes, the "Notes"), and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, have been done.

              Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Notes:

                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

              "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or assumed in connection with the acquisition of assets from such Person and not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition.

              "Affiliate" means a Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, any Person established in connection with any Trade Receivable Facility shall not be deemed an Affiliate. For purposes of Section 4.11, the term "Affiliate" shall include any Person who, as a result of any transaction described in
Section 4.11, would become an Affiliate.

              "Affiliate Transaction" has the meaning provided in Section 4.11.

              "Agent" means any Registrar, Paying Agent or co-Registrar.

              "Asset Acquisition" means (i) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company or shall be merged with the Company or any Restricted Subsidiary of the Company or (ii) the acquisition by the Company or any Restricted Subsidiary of the Company of assets of any Person or any division or line of business of such Person.

              "Asset Sale" means the sale, lease (other than an operating lease), assignment or other disposition (including, without limitation, dispositions pursuant to Sale and Leaseback Transactions) by the Company or one of its Restricted Subsidiaries to any Person other than the Company or one of its Subsidiaries of (i) any capital stock of any Restricted Subsidiary, (ii) all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary of the Company or (iii) any other assets of the Company or any of its Restricted Subsidiaries greater than $5 million individually, other than those assets sold in the ordinary course of business of the Company or such Restricted Subsidiary, respectively. For the purposes of this definition, the term "Asset Sale" shall not include
(i) Capital Stock of
the Company, (ii) any transfer of trade receivable or related assets pursuant to any Trade Receivable Facility, (iii) any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets that is governed by the provisions of Article Five, (iv) an issuance of Capital Stock by a Restricted Subsidiary to the Company or to a Restricted Subsidiary, (v) a disposition consisting of a Permitted Investment or Restricted Payment permitted by Section 4.03, (vi) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind, (vii) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations thereof and other similar intellectual property, (viii) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof, (ix) the sale for cash or exchange of specific items of equipment, so long as the purpose of each such sale or exchange is to acquire (and results within 90 days of such sale or exchange in the acquisition of) replacement items of equipment which are the functional equivalent of the item of equipment so sold or exchanged and
(x) disposals or replacements of obsolete equipment in the ordinary course of business.

              "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

              "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person duly authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

              "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors or other equivalent governing body of such Person.

              "Borrowing Restricted Subsidiary" means any Restricted Subsidiary that incurs, or otherwise becomes liable for, in excess of $5.0 million of Restricted Subsidiary Indebtedness.

              "Business Day" means a day that is not a Legal Holiday.

              "Capital Stock" means (i) with respect to any Person, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including each class of common stock and preferred stock of such Person and (ii) with respect to the Company or any other Person formed other than as a corporation, any and all partnership or other equity interests of the Company or such other Person.

              "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

              "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Service; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000;
(v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above and
(vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

              "Change of Control" means if at any time any Person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) acquires, in one or more transactions, (i) beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of the voting power represented by all voting securities of the Company or (ii) the power to elect a majority of the Board of Directors of the Company; provided, however, that voting securities beneficially owned by or voting power controlled by such Person or group will not be deemed to include common stock beneficially owned or voting power controlled so long as it is beneficially owned or controlled directly or indirectly by Mid-America Group, Ltd. ("MAG")(but only so long as MAG is controlled by Mr. Marvin A. Pomerantz and/or his spouse or their respective heirs or lineal descendants), or Mr. Marvin A. Pomerantz or Mr. Warren J. Hayford, their respective spouses or their respective heirs or lineal descendants.

              "Change of Control Date" has the meaning provided in Section
4.15.

              "Change of Control Offer" has the meaning provided in Section
4.15.

              "Change of Control Payment Date" has the meaning provided in
Section 4.15.

              "Commodity Agreements" means without limitation any commodity futures contract, commodity option agreement, or other similar agreement or arrangement entered into by the Company designed to protect the Company against fluctuations in the prices commodities used in the ordinary course of business and not entered into for any other purpose.

              "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

              "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

              "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income, (ii) to the extent Consolidated Net Income has been reduced thereby, all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or non-recurring gains or losses), Consolidated Interest Expense, amortization expense (including write-off of deferred financing costs) and depreciation expense and (iii) other non-cash items other than non-cash interest reducing Consolidated Net Income (other than such items incurred in the ordinary course of business consistent with past practice) less other non-cash items increasing Consolidated Net Income (other than such items incurred in the ordinary course of business consistent with past practice), all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in conformity with GAAP.

              "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four most recent full fiscal quarters for which financial information is available (the "Four Quarter Period") ending not more than 135 days prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the Four Quarter Period to (i) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and
(ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA associated with such Asset Acquisition) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges," (1) interest on Indebtedness determined on a fluctuating basis as of the Transaction Date and that will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by Interest Rate Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such Interest Rate Agreements; and (4) the permanent retirement of any Indebtedness during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date shall be given effect as if it occurred at the beginning of such Four Quarter Period.

              "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense and (ii) the product of (x) the amount of all dividend payments on any series of preferred stock of such Person (except dividends for such period which are accrued but unpaid) times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

              "Consolidated Interest Expense" means, with respect to any Person for any period, the aggregate of all cash and non-cash interest expense (minus amortization or write-off of deferred financing costs included in cash or non-cash interest expense and minus interest income and capitalized interest) with respect to all outstanding Indebtedness of such Person and its Restricted Subsidiaries, including the net costs associated with Interest Rate Agreements, for such period determined on a consolidated basis in conformity with GAAP. Consolidated Interest Expense of the Company shall not include any prepayment premiums or amortization of original issue discount or deferred financing costs.

              "Consolidated Net Income" of the Company means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (a) gains and losses from Asset Sales (without regard to the $5 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto, (b) items classified as extraordinary, nonrecurring or unusual gains and losses, and the related tax effects, (c) the net income (or loss) of any Person acquired in a pooling of interests transaction accrued prior to the date it becomes a Restricted Subsidiary of the Company or is merged or consolidated with the Company or any Restricted Subsidiary, (d) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by contract, operation of law or otherwise and (e) for the purpose of calculating Consolidated Net Income for clause (iii)(w) of the first paragraph of Section 4.03, the net income (or loss) of any Person, other than a Restricted Subsidiary, except to the extent of cash dividends or distributions (net of tax, if applicable) paid to the Company or a Restricted Subsidiary of the Company by such Person.

              "Credit Agreement" means the Credit Agreement dated as of November 17, 1986, and amended and restated as of June 30, 1995, among the Company, the financial institutions party thereto in their capacities as lenders thereunder, and Bankers Trust Company as agent for the banks, as the same may be amended from time to time, and any agreement evidencing the refinancing, modification, replacement, renewal, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale thereof, whether including any additional obligors or with the same or any different agent or group of lenders.

              "Currency Agreements" means without limitation any foreign exchange contract, currency swap agreement, cross currency agreement, currency option agreement, forward currency agreement or other similar agreement or arrangement entered into by the Company designed to protect the Company against fluctuations in foreign exchange rates and not entered into for any other purpose.

              "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

              "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

              "Depository" means The Depository Trust Company, its nominees and successors.

              "Designated Senior Debt" means (i) Indebtedness under or in respect of the Credit Agreement, (ii) the Senior Notes, (iii) the 9 3/4% Notes, and (iv) any other Indebtedness constituting Senior Debt that, at the time of designation, has an aggregate principal amount of at least $50 million and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by the Company.

              "Discharged" has the meaning provided in Section 8.01.

              "Disqualified Capital Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in whole or in part, on or prior to the Maturity Date of the Notes.

              "Equity Offering" means an offering of Common Stock of the Company resulting in net proceeds to the Company in excess of $20 million.

              "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

              "Event of Default" has the meaning provided in Section 6.01.

              "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

              "Exchange Notes" has the meaning provided in the preamble to this Indenture.

              "Exchange Offer" means the registration by the Company under the Securities Act pursuant to a registration statement of the offer by the Company to each Holder of the Initial Notes to exchange all the Initial Notes held by such Holder for the Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Initial Notes held by such Holder, all in accordance with the terms and conditions of the Registration Rights Agreement.

              "GAAP" means generally accepted accounting principles as in effect in the United States of America as of the date of this Indenture, except in respect of any consolidated financial statements delivered pursuant to
Section 4.09 from time to time, GAAP shall mean generally accepted accounting principles as in effect in the United States of America at the time of delivery of such consolidated financial statements. If the Company has changed one or more of the accounting principles used in the preparation of its financial statements, then a Default or an Event of Default relating to financial ratios or amounts, calculated under the new accounting principles, shall not be considered a Default or an Event of Default if the required ratio or amount would have been complied with had the Company continued to use those generally accepted accounting principles employed as of the date of this Indenture.

              "Global Note" has the meaning provided in Section 2.01.

              "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

              "Indebtedness" means with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person,
(iv) all indebtedness of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all indebtedness under any title retention agreement, (v) all indebtedness of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations and (vii) all indebtedness of any other Person of the type referred to in clauses (i) through (vi) that is secured by any first Lien on any property or asset of such Person, the amount of such indebtedness being deemed to be the lesser of the value of such property or asset or the amount of the indebtedness so secured, but excluding trade accounts payable arising in the ordinary course of business that are not overdue in excess of 90 days or the subject of a good faith dispute.

              "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

              "Initial Notes" has the meaning provided in the preamble to this Indenture.

              "Initial Purchasers" mean BT Alex. Brown Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, Bear, Stearns & Co. Inc., Salomon Brothers Inc and NationsBanc Montgomery Securities LLC.

              "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act.

              "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

              "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement entered into by the Company designed to protect the Company against fluctuations in interest rates and not entered into for any other purpose.

              "Interest Swap Obligations" means the obligations of any Person, pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

              "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

              "Investment" means any transfer or delivery of cash, stock or other property of value in exchange for indebtedness, stock or other security or ownership interest by way of loan, advance (excluding any advances to officers and employees in the ordinary course of business) or capital contribution. The amount of any non-cash Investment (other than a Permitted Investment) or any Investment in an Unrestricted Subsidiary shall be the fair market value of such Investment, as determined in good faith by management of the Company unless the fair market value of such Investment exceeds $10 million, in which case such fair market value shall also be determined in good faith by the Board of Directors or other equivalent governing body of the Company at the time such Investment is made. For purposes of the covenant "Limitations on Restricted Payments," (i) "Investment" in a Subsidiary shall include the portion (proportionate to the Company's Capital Stock in such Subsidiary) of the fair market value (as determined in good faith by the Board of Directors) of such Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's Capital Stock in such Subsidiary) of the fair market value (as determined in good faith by the Board of Directors) of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case determined in good faith by the Board of Directors.

              "Issue Date" means the date of original issuance of the Notes under this Indenture.

              "Legal Holiday" has the meaning provided in Section 11.07.

              "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof or any agreement to give any security interest).

              "Make-Whole Premium" with respect to a Note means an amount equal to the greater of (i) 1.0% of the outstanding principal amount of such Note and
(ii) the excess of (a) the present value of the remaining interest, premium and principal payments due on such Note as if such Note were redeemed on February 15, 2003, computed using a discount rate equal to the Treasury Rate plus 62.5 basis points, over (b) the outstanding principal amount of such Note.

              "Maturity Date" means February 23, 2008.

              "Net Cash Proceeds" means, (i) with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable ((1) including, without limitation, income taxes reasonably estimated to be actually payable as a result of any disposition of property within two years of the date of disposition and (2) after taking into account any reduction in tax liability due to available tax credits or deductions and any tax sharing arrangements),

(c) a reasonable reserve for the after-tax cost of any indemnification obligations (fixed and/or contingent) attributable to seller's indemnities to the purchaser undertaken by the Company or any of its Restricted Subsidiaries in connection with such Asset Sale and (d) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale or (ii) with respect to the sale of Capital Stock by any Person, the aggregate net proceeds received by such Person after payment of expenses, commissions, underwriting discounts and other similar charges incurred in connection therewith, whether such proceeds are in cash or in property (valued at the fair market value thereof, as determined in good faith by the Board of Directors or other equivalent governing body of such Person, at the time of receipt, whose determination shall be evidenced by a Board Resolution).

              "Net Proceeds Offer" has the meaning provided in Section 4.16.

              "9 3/4% Notes" means $225,000,000 aggregate principal amount of 9 3/4% Notes due 2007 of the Company, as amended or supplemented from time to time in accordance with the terms thereof.

              "9 3/4% Note Indenture" means the indenture dated as of June 12, 1997 between the Company and Fleet National Bank, as Trustee relating to the 9 3/4% Notes, as amended or supplemented from time to time in accordance with the terms thereof.

              "Non-U.S. Person" means a person who is not a U.S. person, as defined in Regulation S.

              "Notes" means the Company's 9 7/8% Senior Subordinated Notes due 2008, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

              "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

              "Offering Memorandum" means the Offering Memorandum dated February 13, 1998, pursuant to which the Initial Notes were offered, and any supplement thereto.

              "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller or the Secretary of such Person.

              "Officers' Certificate" means, with respect to any Person, a certificate signed by two Officers or by an Officer and an Assistant Secretary of such Person and otherwise complying with the requirements of Sections 11.04 and 11.05, as they relate to the making of an Officers' Certificate.

              "Offshore Physical Notes" has the meaning provided in Section
2.01.

              "Old Notes" means the 12 3/4% Senior Subordinated Discount Debentures Due 2005.

              "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections 11.04 and 11.05, as they relate to the giving of an Opinion of Counsel. Unless otherwise required by the TIA, the legal counsel may be an employee of or counsel to the Company or the Trustee.

              "Participants" has the meaning provided in Section 2.16.

              "Paying Agent" has the meaning provided in Section 2.03, except that, for the purposes of Articles Three and Eight and Sections 4.15 and 4.16, the Paying Agent shall not be the Company or a Subsidiary of the Company.

              "Permitted Indebtedness" means, without duplication, (i) the Notes, the Senior Notes, the 9 3/4% Notes and any Guarantees thereof, (ii) Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon (other than permanent reductions as a result of any refinancing thereof permitted hereunder), (iii) Indebtedness of the Company and its Restricted Subsidiaries incurred pursuant to the Credit Agreement in an aggregate principal amount not to exceed $225 million, (iv) Indebtedness of the Company and its Restricted Subsidiaries incurred pursuant to Interest Rate Agreements, (v) intercompany Indebtedness by and among the Company and/or its wholly owned Restricted Subsidiaries, (vi) Indebtedness of the Company and its Restricted Subsidiaries (including Acquired Indebtedness) pursuant to pollution control bonds and industrial revenue bonds not to exceed the sum of the aggregate amount thereof outstanding on the Issue Date plus $25 million, (vii) Indebtedness of the Company and its Restricted Subsidiaries (including Acquired Indebtedness) evidenced by purchase money obligations and Capitalized Lease Obligations not to exceed $ 50 million in fiscal year 1998 and $25 million in any subsequent fiscal year; provided that any portion of the $25 million ($50 million in the case of fiscal year 1998) that is not incurred in any fiscal year may be carried over to successive fiscal years; provided, further, that the maximum amount that may be incurred in any one fiscal year shall not exceed $50 million, (viii) additional Indebtedness of the Company and its Restricted Subsidiaries (including Acquired Indebtedness) incurred for any purpose not to exceed, at any time outstanding, $200 million (that may be, but need not be, incurred in whole or in part under the Credit Agreement), (ix) Indebtedness incurred pursuant to the Trade Receivable Facility, (x) Indebtedness of the Company or its Restricted Subsidiaries incurred under one or more instruments in connection with any refinancing, modification, replacement, renewal, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale (a "refinancing") of existing or future Indebtedness of such entity; provided that any such incurrence and related refinancing, together, shall not (1) result in an increase in the aggregate principal amount of such Indebtedness (except to the extent such increase is a result of an incurrence or refinancing of additional Indebtedness otherwise permitted by the Indenture or such increase does not exceed the amount of premiums, fees and expenses (including underwriting discounts) relating to such refinancing, modification, replacement, renewal, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale of such existing or future Indebtedness) of the Company and its Restricted Subsidiaries and (2) create Indebtedness where the Weighted Average Life to Maturity at the time of such refunded, refinanced, modified, replaced, renewed, restated, deferred, extended, substituted, supplemented, reissued or resold Indebtedness is incurred is less than the Weighted Average Life to Maturity of the Indebtedness being refunded, refinanced, modified, replaced, renewed, restated, deferred, extended, substituted, supplemented, reissued or resold; and provided, further, that with respect to the refinancing of Indebtedness incurred pursuant to clauses (v), (vi), (vii), (xvi) and (xvii), such Indebtedness may only be refinanced with Indebtedness permitted to be incurred under such respective clause, (xi) Indebtedness of the Company and its Restricted Subsidiaries arising in connection with the acquisition or refinancing of property so long as recourse with respect to such Indebtedness is limited only to the property being acquired or refinanced or any amendment, restatement, deferral, extension, modification, refinancing, refunding, renewal, replacement, substitution, supplement, reissuance or resale thereof so long as recourse is limited to the property being refinanced, (xii) Indebtedness of the Company and its Restricted Subsidiaries incurred after the Issue Date relating to letters of credit available or outstanding under the Credit Agreement (or any successor thereto), (xiii) surety obligations of the Company and its Restricted Subsidiaries entered into in the ordinary course of business, (xiv) Indebtedness of the Company and its Restricted Subsidiaries incurred to finance the purchase of insurance in the ordinary course of business, (xv) Indebtedness of the Company and its Restricted Subsidiaries incurred arising from the honoring by a bank or other financial institution of a check or draft inadvertently drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two business days of notice of any such incurrence, (xvi) Indebtedness of the Company and its Restricted Subsidiaries arising from guarantees of loans and advances by third parties to employees and officers of the Company or its subsidiaries, not to exceed $1 million in the aggregate, (xvii) Indebtedness of the Company and its Restricted Subsidiaries arising from the repurchase of Common Stock not to exceed $4 million, (xviii) Indebtedness of the Company and its Restricted Subsidiaries arising from Currency Agreements and Commodity Agreements and
(xix) the Old Notes.

              "Permitted Investments" means in the case of the Company or its Restricted Subsidiaries, (i) an Investment related to the business of the Company and its Restricted Subsidiaries as it is conducted on the Issue Date, including, but not limited to, subsidiaries, joint ventures or other business alliances formed in the ordinary course of business, (ii) Investments in the Company by any Restricted Subsidiary or Investments by the Company or any Restricted Subsidiary (including acquisitions) in any other Person, if after giving effect of any such Investment, such Person would be a wholly owned Restricted Subsidiary of the Company, (iii) Investments in cash and Cash Equivalents, (iv) Investments in Productive Assets, (v) Investments in any Person in connection with the Trade Receivable Facility, (vi) Investments existing on the date of this Indenture, (vii) loans and advances to employees and officers of the Company and its Restricted Subsidiaries not in excess of $1 million at any one time outstanding, (viii) accounts receivable created or acquired in the ordinary course of business, (ix) Interest Rate Agreements, Currency Agreements and Commodity Agreements entered into in the ordinary course of the Company's business and otherwise in compliance with this Indenture, (x) Investments in Unrestricted Subsidiaries in an amount at any one time outstanding not to exceed $25 million, (xi) guarantees by the Company of Indebtedness otherwise permitted to be incurred by Restricted Subsidiaries of the Company under this Indenture and (xii) Investments received by the Company or its Restricted Subsidiaries as consideration for asset sales, including Asset Sales; provided in the case of an Asset Sale, such Asset Sale is effected in compliance with Section 4.16.

              "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, limited liability company or a governmental agency or political subdivision thereof.

              "Physical Notes" has the meaning provided in Section 2.01.

              "Plan of Liquidation" means, with respect to any Person, a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise) (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such Person to holders of Capital Stock of such Person.

              "principal" of any Indebtedness (including the Notes) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

              "Private Placement Legend" means the legend initially set forth on the Notes in the form set forth in Section 2.15.

              "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act as interpreted by the Company in consultation with its independent certified public accountants.

              "Proceeds Purchase Date" shall have the meaning provided in
Section 4.16.

              "Productive Assets" means assets (including Capital Stock) of a kind used or useable in the business of the Company and its Restricted Subsidiaries as it is conducted on the Issue Date.

              "Qualified Capital Stock" means stock that is not Disqualified Capital Stock.

              "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

              "Redemption Date," when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

              "Redemption Price," when used with respect to any Note to be redeemed, means the price fixed for such redemption pursuant to this Indenture and the Notes.

              "Registrar" has the meaning provided in Section 2.03.

              "Registration Rights Agreement" means the Registration Rights Agreement dated February 23, 1998 among the Company and the Initial Purchasers for the benefit of themselves and the Holders, as the same may be amended or modified from time to time in accordance with the terms thereof.

              "Regulation S" means Regulation S under the Securities Act.

              "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

              "Restricted Payment" has the meaning provided in Section 4.03.

              "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

              "Restricted Subsidiary" means any direct or indirect Subsidiary of any Person that is not an Unrestricted Subsidiary of such Person.

              "Restricted Subsidiary Indebtedness" means (a) Indebtedness (other than Indebtedness under any Trade Receivable Facility, intercompany Indebtedness or Indebtedness outstanding on the Issue Date, including any refinancing of Indebtedness outstanding on the Issue Date to the extent it does not increase the principal amount of such Indebtedness) incurred by a Restricted Subsidiary (other than a Subsidiary Guarantor), or (b) the direct or indirect assumption, guarantee (other than a Guarantee) or other obligation of any Restricted Subsidiary (other than a Subsidiary Guarantor) for any Indebtedness of the Company or any other Restricted Subsidiary by way of the pledge of any intercompany note or otherwise, or (c) the total amount of committed borrowings under revolving credit facilities under which the Restricted Subsidiary (other than a Subsidiary Guarantor) is a borrower or guarantor, but "Restricted Subsidiary Indebtedness" shall not include any Indebtedness of the Restricted Subsidiary evidenced by purchase money obligations or Capitalized Lease Obligations provided for under clause (vii) and Indebtedness provided for under clause (xi) of the definition of Permitted Indebtedness in an aggregate amount not to exceed $75 million for all Restricted Subsidiaries.

              "Rule 144A" means Rule 144A under the Securities Act.

              "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Company or a Subsidiary of any property, whether owned by the Company or any Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by said Person on the security of such Property.

              "SEC" means the Securities and Exchange Commission.

              "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

              "Senior Debt" means the principal of, premium, if any, and accrued and unpaid interest (including any interest accruing subsequent to the filing of a petition in bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Debt" shall include the monetary obligations of the Company under or with respect to: (a) the Credit Agreement (including any post-petition interest in any proceeding pursuant to the Bankruptcy Laws, whether or not allowed, at the applicable rate under such agreement), (b) the Senior Notes and (c) the 9 3/4% Notes. Notwithstanding the foregoing, Senior Debt shall not include (i) any Indebtedness, if the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the Notes, (ii) the Notes, (iii) any Indebtedness of the Company to a Subsidiary of the Company, (iv) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of the Company or any Subsidiary (including, without limitation, amounts owed for compensation), (v) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (vi) Indebtedness represented by Disqualified Capital Stock, (vii) Indebtedness incurred in violation of Section 4.12, as such covenant may be amended from time to time, (viii) Indebtedness incurred in violation of Section 4.14, as such covenant may be amended from time to time and (ix) the Old Notes.

              "Senior Note Indenture" means the indenture dated as of February 23, 1998 between the Company and State Street Bank and Trust, as Trustee, relating to the Senior Notes as in effect on the Issue Date, as amended or supplemented from time to time in accordance with the terms thereof.

              "Senior Notes" means the $200,000,000 in aggregate principal amount of 9 3/8% Senior Notes due 2007 of the Company, as amended or supplemented from time to time in accordance with the terms thereof.

              "Significant Restricted Subsidiary" means any Subsidiary of the Company that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

              "Subsidiary" of any Person means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest to elect the governing body or Persons thereof under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

              "Subsidiary Guarantee" has the meaning provided in Section 4.17.

              "Subsidiary Guarantor" means each of the Company's Restricted Subsidiaries that becomes a guarantor of the Notes by executing a supplemental indenture in form and substance reasonably satisfactory to the Trustee in which such Restricted Subsidiary agrees to be bound by the terms of the Indenture; provided that any person constituting a Subsidiary Guarantor as described above shall cease to constitute a Subsidiary Guarantor when its respective Subsidiary Guarantee is released in accordance with the terms thereof; provided, further, that such Subsidiary Guarantee hereunder will be subordinated to senior indebtedness of such Subsidiary Guarantor to the same extent as the Notes are subordinated to Senior Debt.

              "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended, as in effect on the date on which this Indenture is qualified under the TIA, except as otherwise provided in Section 9.03.

              "Total Tangible Assets" means the Company's total consolidated assets minus all intangible assets, determined in accordance with GAAP.

              "Trade Receivable Facility" means the arrangements that have been or may be entered into by the Company or one or more of its Restricted Subsidiaries pursuant to which the Company or one or more of its Restricted Subsidiaries may either transfer to any other Person or grant a security interest in any trade receivable and (whether now existing or arising in the future) any assets related to such trade receivable including, without limitation, all collateral securing such trade receivable and all material contracts and all guarantees or other Obligations in respect of such trade receivable of the Company or one or more of its Restricted Subsidiaries.

              "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to the Change of Control Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market date)) most nearly equal to the period from the Change of Control Redemption Date to June 15, 2003; provided, however, that if the period from the Change of Control Redemption Date to June 15, 2003 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given except that if the period from the Change of Control Redemption Date to June 15, 2003 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

              "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

              "Trust Officer" means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

              "Unrestricted Subsidiary" means any Subsidiary of the Company, whether existing, newly formed or newly acquired, designated as an Unrestricted Subsidiary by the Board of Directors of the Company and any Subsidiary of an Unrestricted Subsidiary, provided, however, that at the time of such designation (i) no Default or Event of Default shall have occurred and be continuing, (ii) no portion of any Indebtedness or any other obligation (contingent or otherwise) of such Subsidiary (a) is guaranteed by, or is otherwise the subject of credit support provided by the Company or any of its Restricted Subsidiaries, (b) is recourse to or obligates the Company or any of its Restricted Subsidiaries in any way or (c) subjects any property or asset of the Company or any of its Restricted Subsidiaries directly or indirectly, contingently or otherwise, to the satisfaction of such Indebtedness or other obligation, (iii) neither the Company nor any of its Restricted Subsidiaries has any contract, or agreement, arrangement or understanding with such Subsidiary other than on terms as favorable to the Company or such Restricted Subsidiary as those that might be obtained at the time from Persons that are not Affiliates of the Company and (iv) neither the Company nor any of its Restricted Subsidiaries has any obligations (a) to subscribe for additional shares of Capital Stock of such Subsidiary or (b) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Company's Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified certificate stating that such designation complies with the foregoing conditions. The Company's Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing, including, without limitation, under the covenants described in Section 4.12 assuming the incurrence by the Company and its Restricted Subsidiaries at the time of such designation of all existing Indebtedness of the Unrestricted Subsidiary to be so designated as a Restricted Subsidiary. In the event of any disposition involving the Company in which the Company is not the Surviving Person, the Board of Directors of the Surviving Person may (x) prior to such disposition, designate any of its Subsidiaries, and any of the Company's Subsidiaries, and
(y) after such disposition, designate any of its direct or indirect Subsidiaries as an Unrestricted Subsidiary under the same conditions and in the same manner as the Company under the terms of the Indenture.

              "U.S. Government Obligations" has the meaning provided in Section 8.01.

              "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

              "U.S. Physical Notes" has the meaning provided in Section 2.01.

              "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

              "wholly owned Restricted Subsidiary" means any Restricted Subsidiary of which all of the outstanding voting securities or other equity ownership interest (other than directors qualifying or similar shares required to be held by third parties in accordance with applicable law, not in any event to exceed 5 percent of the total outstanding voting securities) are owned by the Company or any wholly owned Restricted Subsidiary of the Company.

SECTION 1.02. Incorporation by Reference of TIA.

              Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

              "Commission" means the SEC.

              "indenture securities" means the Notes.

              "indenture security holder" means a Holder or a Noteholder.

              "indenture to be qualified" means this Indenture.

              "indenture trustee" or "institutional trustee" means the Trustee.

              "obligor" on the indenture securities means the Company or any other obligor on the Notes.

              All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03. Rules of Construction.

              Unless the context otherwise requires:

              (1)    a term has the meaning assigned to it;

              (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as in effect on the date hereof;

              (3)    "or" is not exclusive;

              (4) words in the singular include the plural, and words in the plural include the singular; and

              (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE TWO

                                   THE NOTES

SECTION 2.01. Form and Dating.

              The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B hereto. The Notes may have notations or depository legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

              The terms and provisions contained in the Notes annexed hereto as Exhibits A & B shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby; provided, however, that if there are any inconsistencies between the terms of this Indenture and the terms of the Notes, the terms of this Indenture shall control.

              Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A (the "Global Note"), deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Section 2.15. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

              Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A (the "Offshore Physical Notes). Notes offered and sold to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) shall be issued, and Notes offered and sold in reliance on Rule 144A may be issued, in the form of permanent certificated Notes in registered form, in substantially the form set forth in Exhibit A (the "U.S. Physical Notes"). The Offshore Physical Notes and the U.S. Physical Notes are sometimes collectively herein referred to as the "Physical Notes."

SECTION 2.02. Execution and Authentication.

              Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company by manual or facsimile signature.

              If an Officer or Assistant Secretary whose signature is on a Note was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

              A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

              The Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount of up to $250,000,000 and (ii) Exchange Notes from time to time for issue only in exchange for a like principal of Initial Notes, in each case, upon receipt of written orders of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated and the aggregate principal amount of Notes outstanding on the date of authentication and whether the Notes are to be Initial Notes or Exchange Notes. The aggregate principal amount of Notes outstanding at any time may not exceed $250,000,000, except as provided in Section 2.07. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Notes in substitution of Notes originally issued to reflect any name change of the Company.

              The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

              The Notes shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03. Registrar and Paying Agent.

              The Company shall maintain an office or agency, where (a) Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Notes may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency, for such purposes. The Company may act as its own Registrar or Paying Agent except that for the purposes of Articles Three and Eight and Sections
4.15 and 4.16 neither the Company, any Subsidiary of the Company nor any of their Affiliates shall act as Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional paying agent. The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

              The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

SECTION 2.04. Paying Agent To Hold Assets in Trust.

              The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and shall notify the Trustee of any Default by the Company (or any other obligor on the Notes) in making any such payment. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying

Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.05. Noteholder Lists.

              The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06. Transfer and Exchange.

          Subject to the provisions of Sections 2.16 and 2.17, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.02, 2.07, 2.10, 3.06, 4.15, 4.16 or 9.05). The Registrar or
co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

              Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

SECTION 2.07. Replacement Notes.

              If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement
Note if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel. Every replacement Note shall constitute an additional obligation of the Company.

              If, after the delivery of such replacement Note, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment or registration such original Note, the Trustee shall be entitled to recover such replacement Note from the Person to whom it was delivered or any Person taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Company or the Trustee in connection therewith.

SECTION 2.08. Outstanding Notes.

              Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

              If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

              If on a Redemption Date or the Maturity Date the Paying Agent (other than the Company or a Subsidiary of the Company) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue; provided, however, that to the extent the Trustee is enjoined from making payments to the Holders, interest will continue to accrue until such time as the Trustee is not so enjoined.

SECTION 2.09. Treasury Notes.

              In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or an Affiliate (other than (i) Messrs. Marvin A. Pomerantz and Warren J. Hayford, (ii) any other Affiliate who is an Affiliate solely on account of his or its ownership of securities of the Company, membership on the Board of Directors of the Company or employment by the Company or any Affiliate of the Company, and (iii) any other Affiliate who is an Affiliate solely on account of his or its relationship with any Person described in clauses (i) or (ii) above, except in any case to the extent such Person is an affiliate as defined in Section 316(a) of the TIA) shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so considered.

SECTION 2.10. Temporary Notes.

              Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Notes in exchange for temporary Notes.

SECTION 2.11. Cancellation.

              The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or a Subsidiary of the Company), and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation. Subject to
Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12. Defaulted Interest.

              If the Company defaults in a payment of interest on the Notes, it shall, unless the Trustee fixes another record date pursuant to Section 6.10, pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

SECTION 2.13. CUSIP Number.

              The Company in issuing the Notes may use one or more "CUSIP" numbers, and if so, the Trustee shall use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in any of the CUSIP numbers.

SECTION 2.14. Deposit of Moneys.

              Prior to each Interest Payment Date and on the Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner that permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

SECTION 2.15. Restrictive Legends.

              Each Global Note and Physical Note that constitutes a Restricted Security shall bear the following legend (the "Private Placement Legend") on the face thereof:

       THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE ACT,
       (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE

       EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE SECURITY, IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE ACT.

              Each Global Note shall also bear the following legend on the face thereof:

       UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF SUCH SUCCESSOR DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

       TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.17 OF THE INDENTURE.

SECTION 2.16. Book-Entry Provisions for Global Note.

              (a) The Global Note initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Section 2.15.

              Members of, or participants in, the Depository ("Participants") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

              (b) Transfers of the Global Note shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Note may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.17. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Note if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Note and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Notes.

              (c) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

              (d) In connection with the transfer of the entire Global Note to beneficial owners pursuant to paragraph (b), the Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

              (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in the Global Note pursuant to paragraph
(b) or (c) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.17, bear the legend regarding transfer restrictions applicable to the Physical Notes set forth in Section 2.15.

              (f) The Holder of the Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.17. Special Transfer Provisions.

              (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor that is not a QIB or to any Non-U.S. Person:

              (i) the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after February 15, 2000 or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto and such other information that the Trustee may reasonably request in order to confirm that such transaction is being made pursuant to an exemption from or in a transaction not subject to the registration requirements of the Securities Act; and

              (ii) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and (b) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and amount.

              (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

              (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

              (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

              (c) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the circumstance contemplated by paragraph (a)(i)(x) of this
Section 2.17 exists or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

              (d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

              The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section
2.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

SECTION 2.18. Designation.

              The Notes shall rank pari passu for all purposes with the Old
Notes.

                                 ARTICLE THREE

                                   REDEMPTION

SECTION 3.01. Notices to Trustee.

              If the Company elects to redeem Notes pursuant to Paragraph 6 of the Notes, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of the Notes to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders (at the Company's expense) at least 40 days (unless a shorter notice shall be satisfactory to the Trustee) but not more than 60 days before the Redemption Date. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION 3.02. Selection of Notes To Be Redeemed.

              If fewer than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes being redeemed are listed, or, if the Notes are not listed on a national securities exchange, on a pro rata basis.

              The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03. Notice of Redemption.

              At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail to each Holder whose Notes are to be redeemed, with a copy to the Trustee. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Notes to be redeemed and shall state:

              (1)    the Redemption Date;

              (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

              (3)    the name and address of the Paying Agent;

              (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

              (5) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

              (6) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued; and

              (7) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

SECTION 3.04. Effect of Notice of Redemption.

              Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price, which shall include accrued and unpaid interest, if any, thereon to the Redemption Date.

SECTION 3.05. Deposit of Redemption Price.

              On or before the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price, plus, without duplication, accrued and unpaid interest, if any, of all Notes to be redeemed on that date (other than Notes or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited that is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

              If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price, plus, without duplication, accrued and unpaid interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

SECTION 3.06. Notes Redeemed in Part.

              Upon surrender of a Note that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

                                  ARTICLE FOUR

                                   COVENANTS

SECTION 4.01. Payment of Notes.

              The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or a Subsidiary of the Company) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment.

              The Company shall pay interest on overdue principal from time to time on demand at the rate of 10 7/8% per annum; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate of 10 7/8% per annum.

              Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

SECTION 4.02. Maintenance of Office or Agency.

              The Company shall maintain the office or agency required under
Section 2.03. The Company shall give prior notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 10.02.

SECTION 4.03. Limitation on Restricted Payments.

              The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on shares of the Company's Capital Stock to holders of such Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, other than the exchange of such Capital Stock for Qualified Capital Stock, (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or its Restricted Subsidiaries that is subordinate or junior in right of payment to the Notes or (d) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses
(a), (b), (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing, (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12 or (iii) the aggregate amount of Restricted Payments made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, shall be the fair market value of such property as determined by the Board of Directors of the Company in good faith) shall exceed the sum, without duplication, of: (w) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned during the period beginning on the first day of the fiscal quarter of the Company commencing after the Issue Date and ending on the last day of the most recent fiscal quarter ending at least 45 days prior to the date the Restricted Payment occurs (treating such period as a single accounting period); (x) 100% of the aggregate net proceeds, including the fair market value of property other than cash as determined by the Board of Directors of the Company in good faith, received by the Company from any Person (other than a Restricted Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date of Qualified Capital Stock of the Company or of debt securities of the Company that have been converted into Qualified Capital Stock (excluding (A) Qualified Capital Stock made as a distribution on any Capital Stock or as interest on any Indebtedness and (B) any net proceeds from issuances and sales of Qualified

Capital Stock financed directly or indirectly using funds borrowed from the Company or any Restricted Subsidiary of the Company, until and to the extent such borrowing is repaid), (y) $50 million and (z) the amount of the net reduction in Investments made as Restricted Payments in accordance with this sentence in Unrestricted Subsidiaries resulting from (1) the payment of cash dividends or the repayment in cash of the principal of loans or the cash return on any Investment, in each case to the extent received by the Company or any wholly owned Restricted Subsidiary of the Company from Unrestricted Subsidiaries, (2) to the extent that any Investment in an Unrestricted Subsidiary that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the after-tax cash return of capital with respect to such Investment (less the cost of disposition, if any) or (3) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries, such aggregate amount of the net reduction in such Investments not to exceed, in the case of any Unrestricted Subsidiary, the amount of such Investments made as Restricted Payments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments.

              Notwithstanding the foregoing, these provisions do not prohibit:
(1) the payment of any dividend, making of any distribution or consummation of irrevocable redemption within 60 days after the date of declaration of such dividend, making of such distribution or giving of such notice if the dividend, distribution or redemption would have been permitted on the date of declaration; (2) the acquisition of Capital Stock or Indebtedness of the Company that is subordinate or junior in right of payment to the Notes, either
(i) in exchange for shares of Qualified Capital Stock or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of shares of Qualified Capital Stock; (3) the acquisition of Indebtedness of the Company that is subordinate or junior in right of payment to the Notes, either (i) in exchange for Indebtedness of the Company that is subordinate or junior in right of payment to the Notes, at least to the extent that the Indebtedness being acquired is subordinated to the Notes, and has no scheduled principal prepayment dates prior to the earlier of
(a) at least one year after the scheduled final maturity date of the Notes or
(b) the scheduled final maturity date of the Indebtedness being exchanged, (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of Indebtedness of the Company that is subordinate or junior in right of payment to the Notes, at least to the extent that the Indebtedness being acquired is subordinated to the Notes, and has no scheduled principal prepayment dates prior to the earlier of
(a) the scheduled final maturity date of the Notes or (b) the scheduled final maturity date of the Indebtedness being refinanced or (iii) any combination of clauses (i) and (ii) above; (4) the elimination of fractional shares or warrants; (5) the purchase for value of shares of Capital Stock of the Company
(x) held by directors, officers or employees upon death, disability, retirement, termination of employment or (y) to fund capital stock-based, long-term incentive programs, not to exceed $4 million in the aggregate; (6) the repurchase of any Old Notes in accordance with (i) the "Limitation on Asset Sales" and "Change of Control" covenants hereunder and (ii) Sections 4.15 and
4.16 of the indenture under which the Old Notes were issued; (7) Restricted Payments for the redemption, repurchase or other acquisition of shares of Capital Stock of the Company in satisfaction of indemnification or other claims arising under any merger, consolidation, asset purchase or investment or similar acquisition agreement permitted under the Indenture, pursuant to which such shares of Capital Stock were issued and (8) repurchases of Capital Stock deemed to occur upon exercise of employee or director stock options; provided that in the case of clauses (2), (3), (4), (5), (6) and (7), no Default or Event of Default shall have occurred or be continuing at the time of such payment or as a result thereof. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date, amounts expended pursuant to clauses (1), (2), (4), (5), (6) and 7 shall be included in such calculation; provided that amounts expended pursuant to clause (2) shall constitute Restricted Payments only to the extent any amounts are credited pursuant to clause (iii)(x) of the next preceding paragraph.

SECTION 4.04. Corporate Existence.

              Except as otherwise permitted by Article Five, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate or other existence and the corporate or other existence of each of its Subsidiaries in accordance with the respective organizational documents of each such Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Subsidiary; provided, however, that the Company shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any of its

Restricted Subsidiaries, any such existence, material right or franchise, if the Board of Directors or other equivalent governing body of the Company or such Subsidiary, as the case may be, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or any such Subsidiary.

SECTION 4.05. Payment of Taxes and Other Claims.

              The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim if either (a) the amount, applicability or validity thereof is being contested in good faith by appropriate proceedings and an adequate reserve has been established therefor to the extent required by generally accepted accounting principles then in effect or (b) the failure to make such payment or effect such discharge (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

SECTION 4.06. Maintenance of Properties and Insurance.

              (a) The Company shall, and shall cause each of its Subsidiaries to, maintain its properties in good working order and condition (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business; provided, however, that nothing in this Section shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such discontinuance is, in the judgment of the Company or the Subsidiary, as the case may be, desirable in the conduct of their respective businesses and is not disadvantageous in any material respect to the Holders.

              (b) The Company shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company are adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the reasonable, good faith opinion of the Company, for companies similarly situated in the industry, unless the failure to provide such insurance (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

SECTION 4.07. Compliance Certificate; Notice of Default.

              (a) The Company shall deliver to the Trustee, within 120 days after the end of the Company's fiscal year, an Officers' Certificate stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity.
The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

              (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to Section 4.09 shall be accompanied by a written report of the Company's independent public accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements (which is directed primarily to the expression of their opinion on such financial statements taken as a whole and not toward obtaining knowledge of non-compliance with credit agreements) nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four, Five or Six of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

              (c) (i) If any Default or Event of Default has occurred and is continuing, (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed default under this Indenture or the Notes or (iii) if the trustee for or the holder of any other evidence of Indebtedness of the Company or any Restricted Subsidiary seeks to exercise any remedy with respect to a claimed default (other than with respect to Indebtedness in the principal amount of less than $20,000,000), the Company shall deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action within five Business Days of its occurrence.

SECTION 4.08. Compliance with Laws.

              The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except such as are being contested in good faith and by appropriate proceedings and except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

SECTION 4.09. SEC Reports.

              To the extent permitted by applicable law or regulation, whether or not the Company is subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC all quarterly and annual reports and such other information, documents or other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) required to be filed pursuant to such provisions of the Exchange Act.

              The Company shall file with the Trustee, and prior to the consummation of the Exchange Offer, the Company shall mail to the Holders and Trustee in accordance with this Section 4.09, within 15 days after it files the same with the SEC, copies of the quarterly and annual reports and the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company shall also comply with the other provisions of TIA Section
 314(a).

              Regardless of whether the Company is required to furnish such reports to its stockholders pursuant to the Exchange Act, the Company shall cause its consolidated financial statements, comparable to that which would have been required to appear in annual or quarterly reports, to be delivered to the holders of the Notes.

SECTION 4.10. Waiver of Stay, Extension or Usury Laws.

              The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.11. Limitation on Transactions with Affiliates.

              The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with or for the benefit of, an Affiliate of the Company or any Restricted Subsidiary (other than transactions between the Company and a wholly owned Restricted Subsidiary of the Company) (an "Affiliate Transaction"), other than Affiliate Transactions on terms that are no less favorable in the aggregate than those that might reasonably have been obtained or are obtainable in a comparable transaction on an arm's-length basis from a Person that is not an Affiliate; provided that neither the Company nor any of its Restricted Subsidiaries shall enter into an Affiliate Transaction or series of related Affiliate Transactions involving or having a value of $10 million or more unless a majority of the disinterested members of the Board of Directors of the Company determines in good faith as evidenced by a Board Resolution that the terms are no less favorable in the aggregate to the Company than those that might reasonably have been obtained in a comparable transaction on an arm's-length basis from a Person that is not an Affiliate; provided, however, that (i) any employment agreement or stock option agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business, (ii) transactions permitted under Section 4.03, (iii) the payment of reasonable fees and expenses to directors of the Company or its Restricted Subsidiaries, (iv) any issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of employment arrangements, stock options and stock ownership plans of the Company entered into in the ordinary course of business and (v) transactions pursuant to agreements existing on the Issue Date or any amendment thereto or any transactions contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto, so long as any such amendment or replacement is not more disadvantageous to the holders in any material respect than the original agreement as in effect on the Issue Date, in each case, shall not be deemed Affiliate Transactions.

SECTION 4.12. Limitation on Incurrence of Additional Indebtedness.

              The Company shall not, and shall not permit any of its Restricted Subsidiaries to, after the Issue Date, directly or indirectly, create, incur, assume, guarantee, acquire or become liable, contingently or otherwise, or otherwise become responsible for the payment of any Indebtedness other than Permitted Indebtedness. Notwithstanding the foregoing limitations, the Company and, subject to compliance with Section 4.18, Restricted Subsidiaries may incur Indebtedness if (i) no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of such Indebtedness and (ii) the Consolidated Fixed Charge Coverage Ratio of the Company, measured on the date of the incurrence of such Indebtedness, is greater than 2.0:1.0. No Indebtedness incurred pursuant to the next preceding sentence shall be included in calculating any limitation set forth in the definition of Permitted Indebtedness. Upon the repayment of Indebtedness which may have been incurred pursuant to more than one provision of this Indenture, the Company may, in its sole discretion, designate which provision such Indebtedness shall have been incurred under.

SECTION 4.13. Limitation on Dividend and Other Payment Restrictions Affecting
              Subsidiaries.

              The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock, (b) make loans or advances or pay any Indebtedness or other obligation owed to the Company or a Restricted Subsidiary of the Company or (c) transfer any of its properties or assets to the Company, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Indenture, the Senior Note Indenture or the 9 3/4% Note Indenture, (iii) customary nonassignment provisions of any lease governing a leasehold interest of the Company or any Restricted Subsidiary of the Company, (iv) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to the Company or any Restricted Subsidiary of the Company, or the properties or assets of the Company or any Restricted Subsidiary of the Company, other than the Person, the properties or assets so acquired, (v) agreements existing on the Issue Date, (vi) the Trade Receivable Facility,
(vii) customary nonassignment provisions in contracts entered into in the ordinary course of business, (viii) Indebtedness of a Restricted Subsidiary permitted to be incurred under the Indenture; or (ix) an agreement effecting a refinancing, modification, replacement, renewal, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale of Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (ii), (iv), (v), (vi) or (viii) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such refinancing, replacement or substitution agreement are not less favorable to the Company or Restricted Subsidiary, as the case may be, in any material respect in the reasonable judgment of the Board of Directors of the Company than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (ii), (iv), (v), (vi) or (viii).

SECTION 4.14. Prohibition on Incurrence of Senior Subordinated Debt.

              The Company shall not incur or suffer to exist Indebtedness that constitutes Senior Debt with respect to the

Notes but is subordinated by written agreement in right of payment to any other Senior Debt of the Company.

SECTION 4.15. Change of Control.

              (a) In the event of a Change of Control, each Holder will have the right to require the Company to repurchase all or a portion of such Holder's Notes pursuant to an offer described in paragraph (b) below (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase. Prior to the repurchase of the Notes, the Company shall (i) repay in full all Senior Debt the terms of which require repayment upon a Change of Control or offer to repay in full all such Indebtedness and to repay the Indebtedness owed to each holder of such Indebtedness which has accepted such offer, or (ii) obtain the requisite consents under such Senior Debt to permit the repurchase of the Notes as provided below. The Company shall first comply with the covenant in the preceding sentence before it shall be required to repurchase Securities pursuant to the provisions described in this Section 4.15.

              (b) Within 30 days following the date upon which the Change of Control occurred (the "Change of Control Date") requiring the Company to make a Change of Control Offer pursuant to this Section 4.15, the Company shall send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

              (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;

              (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date"); provided that the Change of Control Payment Date for the Notes shall be a date subsequent to the Change of Control Payment Date (as set forth in the Senior Note Indenture) established by the Company for repurchase of the Senior Notes;

              (3) that any Note not tendered will continue to accrue interest;

              (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

              (5) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Change of Control Payment Date;

              (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

              (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; and

              (8) the circumstances and relevant facts regarding such Change of Control.

              On or before the Change of Control Payment Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price of all Notes so tendered and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. Any Notes not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this Section 4.15, the Trustee shall act as the Paying Agent.

              Any amounts remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

              The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.15 by virtue thereof.

SECTION 4.16. Limitation on Asset Sales.

              (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (a) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Board of Directors of the Company), (b) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be cash or Cash Equivalents and is received at the time of such disposition; provided, however, that this condition shall not apply to a transaction whereby the Company or any Restricted Subsidiary effects an Asset Sale by the exchange of assets or property for Productive Assets or to the sale or other disposition of all or any portion of the Company's East Mill assets located in Antioch, California, provided, further, that the amount of
(A) any liabilities of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated in right of payment to the Notes) that are assumed by the transferee of any such assets shall be deemed to be cash for purposes of this provision and (B) any notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) shall be deemed to be cash for purposes of this provision, and (c) the Company shall (i) apply, or cause such Restricted Subsidiary to apply, such Net Cash Proceeds of such Asset Sale within 270 days of the consummation of such Asset Sale (A) to prepay Senior Debt or (B) to the extent the holders of Senior Debt tender an amount of such indebtedness less than the available Net Cash Proceeds offered to such holders, to make an offer to purchase the Notes, at a price equal to 100% of the principal amount of the Notes plus accrued interest thereon to the date of purchase pursuant to an offer to purchase made by the Company as set forth below (a "Net Proceeds Offer"), or (ii)(A) commit, or cause such Restricted Subsidiary to commit (such commitments to include amounts anticipated to be expended pursuant to the Company's capital investment plan (x) as adopted by the Board of Directors of the Company and (y) evidenced by the filing of an Officers' Certificate with the Trustee stating that the total amount of the Net Cash Proceeds of such Asset Sale is less than the aggregate amount contemplated to be expended pursuant to such capital investment plan within 24 months of the consummation of such Asset Sale) within 270 days of the consummation of such Asset Sale, to apply the Net Cash Proceeds of such Asset Sale to reinvest in Productive Assets and (B) apply, or cause such Restricted Subsidiary to apply, pursuant to such commitment (which includes amounts actually expended under the capital investment plan authorized by the Board of Directors of the Company), such Net Cash Proceeds of such Asset Sale within 24 months of the consummation of such Asset Sale; provided that if any commitment under this clause (ii) is terminated or rescinded after the 225th day after the consummation of such Asset Sale, the Company or such Restricted Subsidiary, as the case may be, shall have 45 days after such termination or rescission to (1) apply such Net Cash Proceeds pursuant to clause (c)(i) above (a "Reapplication Determination") or (2) to commit, or cause such Restricted Subsidiary to commit, to apply the Net Cash Proceeds of such Asset Sale to reinvest in Productive Assets; provided that in any such case, such proceeds must be applied pursuant to clause (c)(i) above or such commitment, as the case may be, no later than 24 months after the consummation of such Asset Sale or (iii) any combination of the foregoing; provided, further, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash, then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with clause (c) above; and provided, further, that the Company may defer making a Net Proceeds Offer until the aggregate Net Cash Proceeds from Asset Sales to be applied equals or exceeds $10 million. Pending the final application of any such Net Cash Proceeds the Company or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any.

              (b) Notice of a Net Proceeds Offer pursuant to this Section 4.16 shall be mailed or cause to be mailed, by first class mail, by the Company within 270 days, or so long as the Senior Notes and the 9 3/4% Notes are outstanding, 330 days, after the relevant Asset Sale to all Holders at their last registered addresses as of a date within 15 days of the mailing of such notice, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer and shall state the following terms:

              (1)    that the Net Proceeds Offer is being made pursuant to
       Section 4.16 and that all Notes tendered will be accepted for payment; provided, however, that if the aggregate principal amount of Notes tendered in a Net Proceeds Offer plus accrued interest at the expiration of such offer exceeds the aggregate amount of the Net Proceeds Offer, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or multiples thereof shall be purchased);

              (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law) (the "Proceeds Purchase Date");

              (3) that any Note not tendered will continue to accrue interest;

              (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue or accrete interest after the Proceeds Purchase Date;

              (5) that Holders electing to have a Note purchased pursuant to a Net Proceeds Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Proceeds Purchase Date;

              (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than two Business Days prior to the Proceeds Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

              (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered.

              On or before the Proceeds Purchase Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Net Proceeds Offer that are to be purchased in accordance with item (b)(1) above,
(ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price of all Notes to be purchased and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price. For purposes of this Section 4.16, the Trustee shall act as the Paying Agent.

              Any amounts remaining after the purchase of Notes pursuant to a Net Proceeds Offer shall be returned by the Trustee to the Company.

              The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.16, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.16 by virtue thereof.

SECTION 4.17. Guarantees by Restricted Subsidiaries.

              The Company will cause any Borrowing Restricted Subsidiary to become a Subsidiary Guarantor by executing the guarantee (the "Guarantee") of payment of the Notes by such Borrowing Restricted Subsidiary (1) if, at the time the Restricted Subsidiary first becomes a Borrowing Restricted Subsidiary, the total Investment of the Company and the Restricted Subsidiaries in such Borrowing Restricted Subsidiary and in all other

Borrowing Restricted Subsidiaries that are not Subsidiary Guarantors, is more than 15% of Total Tangible Assets (the "15% Investment Threshold"), or (2) if, at the time a Borrowing Restricted Subsidiary increases the amount of Restricted Subsidiary Indebtedness (excluding for this purpose, incurrences of indebtedness under a revolving credit facility that do not exceed the maximum committed borrowings thereunder), the 15% Investment Threshold is met or (3) if, at the time the Company or any Restricted Subsidiary makes a capital contribution or other equity investment in excess of $1 million during any six-month period in any Borrowing Restricted Subsidiary, the 15% Investment Threshold is met. The Guarantee will be subordinate to each guarantee issued under the 9 3/4% Note Indenture and the Senior Note Indenture to the same extent that the Notes are subordinate to the 9 3/4% Notes and the Senior Notes. A Borrowing Restricted Subsidiary shall be released as a Subsidiary Guarantor
(i) at such time as it ceases to be a Borrowing Restricted Subsidiary or (ii) upon the election of the Company, if, after giving effect to such election, the 15% Investment Threshold is not met.

                                  ARTICLE FIVE

                             SUCCESSOR CORPORATION

SECTION 5.01. When Company May Merge, Etc.

              (a) The Company shall not, in a single transaction or through a series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another Person or adopt a Plan of Liquidation, unless:

              (1) either the Company shall be the survivor of such merger or consolidation or the surviving Person is a corporation, partnership or trust organized and existing under the laws of the United States, any State thereof or the District of Columbia, and such surviving Person shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee on or prior to the consummation of such transaction, in a form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture;

              (2) immediately after giving effect to such transaction (on a pro forma basis, including any Indebtedness to be incurred in connection with such transaction), the Company or the surviving Person shall be able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12;

              (3) immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1) above and the incurrence of any Indebtedness to be incurred in connection therewith, no Default or Event of Default shall have occurred and be continuing; and

              (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer or adoption and such supplemental indenture comply with this Article Five, that the surviving Person (if other than the Company) agrees to be bound hereby, and that all conditions precedent herein provided relating to such transaction have been satisfied.

              Notwithstanding clauses (2), (3) and (4) of this Section 5.01, any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company.

              (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

SECTION 5.02. Successor Corporation Substituted.

              Upon any consolidation or merger, or any transfer of assets in accordance with Section 5.01, the successor Person formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein. When a successor corporation assumes all of the obligations of the Company hereunder and under the Notes and agrees to be bound hereby and thereby, the predecessor shall be released from such obligations.

                                  ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01. Events of Default.

              An "Event of Default" occurs if:

              (1) the Company defaults in the payment of interest on any Notes when the same becomes due and payable and the Default continues for a period of 30 days (whether or not such payment shall be prohibited by Article Ten);

              (2) the Company defaults in the payment of the stated principal amount of any Notes when the same becomes due and payable at maturity, upon acceleration or redemption or pursuant to an offer to purchase required hereunder (whether or not such payment shall be prohibited by Article Ten);

              (3) the Company fails to observe or perform any other covenant or agreement contained in the Notes or this Indenture and the Default continues for the period and after the notice specified below;

              (4) there shall be a failure to pay at stated maturity the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the stated maturity of any such Indebtedness, if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated maturity or which has been accelerated, aggregates $20,000,000 or more at any time;

              (5) one or more judgments in an aggregate amount in excess of $20,000,000 shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable and after the notice specified below;

              (6) the Company or any Significant Restricted Subsidiary (A) admits in writing its inability to pay its debts generally as they become due, (B) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (C) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (D) consents to the appointment of a Custodian of it or for substantially all of its property, (E) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (F) makes a general assignment for the benefit of its creditors or (G) takes any corporate action to authorize or effect any of the foregoing; and

              (7) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Significant Restricted Subsidiary in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any Significant Restricted Subsidiary, (B) appoint a Custodian of the Company or any Significant Restricted Subsidiary or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days.

              A Default under clause (3) above (other than in the case of any Default under Section 4.15, 4.16 or 5.01, which Defaults shall be Events of Default with the notice specified in this paragraph but without the passage of time specified in this paragraph) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the outstanding Notes notify the Company and the Trustee of the Default, and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." Such notice shall be given by the Trustee if so requested by the Holders of at least 25% in principal amount of the Notes then outstanding. A Default under clause (5) above shall be an Event of Default with the notice specified in this paragraph but without the passage of time referred to in this paragraph.

SECTION 6.02. Acceleration.

              If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) with respect to the Company) occurs and is continuing and has not been waived pursuant to Section 6.04, the Trustee may, by notice to the Company, or the Holders of at least 25% in principal amount of the Notes then outstanding may, by written notice to the Company and the Trustee, and the Trustee shall, upon the request of such Holders, declare the aggregate principal amount of the Notes outstanding, together with accrued but unpaid interest thereon to the date of payment, to be due and payable and, upon any such declaration, the same shall become and be due and payable; provided, however, that the Trustee shall be under no obligation to follow any request of any of the Holders unless such Holders shall have offered to the Trustee, after request by the Trustee, reasonable security or indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request, order or direction. If an Event of Default specified in Section 6.01(6) or (7) occurs with respect to the Company, all unpaid principal and accrued interest on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholder. Upon payment of such principal amount and interest all of the Company's obligations under the Notes and this Indenture, other than obligations under Section 7.07, shall terminate. The Holders of a majority in principal amount of the Notes then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default, other than the non-payment of the principal and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of a Default or Event of Default of the type described in Section 6.01(6) or (7), the Trustee shall have received an Officer's Certificate and an Opinion of Counsel that such Default has been cured or waived. No such rescission shall affect any subsequent default or impair any right consequent thereto.

SECTION 6.03. Other Remedies.

              If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

              The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.

No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04. Waiver of Past Defaults.

              Subject to Sections 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Note as specified in clauses (1) and (2) of Section 6.01.

SECTION 6.05. Control by Majority.

              The Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it including, without limitation, any remedies provided for in Section 6.03. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Noteholder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.06. Limitation on Suits.

              A Noteholder may not pursue any remedy with respect to this Indenture or the Notes unless:

              (1) the Holder gives to the Trustee notice of a continuing Event of Default;

              (2) Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

              (3) such Holders offer to the Trustee reasonable indemnity against any loss, liability or expense to be incurred in compliance with such request;

              (4) the Trustee does not comply with the request within 45 days after receipt of the request and the offer of satisfactory indemnity; and

              (5) during such 45-day period the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

              A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over such other Noteholder.

SECTION 6.07. Rights of Holders To Receive Payment.

              Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee.

              If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. Trustee May File Proofs of Claim.

              The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under
Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. Priorities.

              If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

              First:  to the Trustee for amounts due under Section 7.07;

              Second: if the Holders are forced to proceed against the Company directly without the Trustee, to Holders for their collection costs;

              Third: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

              Fourth: to the Company or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

              The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11. Undertaking for Costs.

              In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

                                 ARTICLE SEVEN

                                    TRUSTEE

              The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

SECTION 7.01. Duties of Trustee.

              (a) If a Default or an Event of Default of which the Trustee has notice or knowledge hereunder has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent Person would exercise or use under the circumstances in the conduct of his own affairs.

              (b)  Except during the continuance of a Default or an Event of
Default:

              (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture that are adverse to the Trustee.

              (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

              (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

              (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

              (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

              (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.02 or 6.05.

              (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

              (e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

              (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree with the Company in writing. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

SECTION 7.02. Rights of Trustee.

              Subject to Section 7.01:

              (a) The Trustee may rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

              (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 11.04 and 11.05.
       The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

              (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

              (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

              (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney.

              (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

              (g) The Trustee is not required to take notice or deemed to have notice of any Default or Event of Default hereunder, except a Default or Event of Default under Sections 6.01(a) and 6.01(b), unless a Trust Officer has actual knowledge of or has received notice in writing of such Default or Event of Default from the Company, any Subsidiary, or from the Holders of at least 25% in aggregate principal amount of the Outstanding Notes, and in the absence of any such notice, the Trustee may conclusively assume that no Default or Event of Default exists.

              (h) The Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture.

              (i) Except for the information provided by the Trustee concerning the Trustee, the Trustee shall have no responsibility for compliance with any state or federal securities laws in connection with the Notes.

SECTION 7.03. Individual Rights of Trustee.

              The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company any Subsidiary of the Company, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee's Disclaimer.

              The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement in the Notes other than the Trustee's certificate of authentication.

SECTION 7.05. Notice of Default.

              If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Noteholder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or on the Proceeds Purchase Date pursuant to a Net Proceeds Offer, the Trustee may withhold the notice if and so long as its board of directors, the executive committee of its board of directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Noteholders.

SECTION 7.06. Reports by Trustee to Holders.

              Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Noteholder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and 313(c).

              A copy of each report at the time of its mailing to Noteholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed.

              The Company shall notify the Trustee if the Notes become listed on any stock exchange.

SECTION 7.07. Compensation and Indemnity.

              The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all tax obligations imposed on the Trustee related to this Indenture and all reasonable out-of-pocket expenses incurred or made by it. Such expenses shall include the reasonable fees and expenses of the Trustee's agents and counsel.

              The Company shall indemnify the Trustee and its agents, employees, stockholders and directors for, and hold them harmless against, any loss, liability or expense incurred by them except for such actions to the extent caused by any negligence or bad faith on their part, arising out of or in connection with the administration of this trust including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity.

The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee in connection with such defense as reasonably determined by the Trustee. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

              To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Notes.

              When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08. Replacement of Trustee.

              The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor trustee. The Company may remove the Trustee if:

              (1)    the Trustee fails to comply with Section 7.10;

              (2)    the Trustee is adjudged bankrupt or insolvent;

              (3) a receiver or other public officer takes charge of the Trustee or its property; or

              (4)    the Trustee becomes incapable of acting.

              If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

              A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder.

              If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

              If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

              Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger, Etc.

              If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

SECTION 7.10. Eligibility; Disqualification.

              This Indenture shall always have a Trustee who satisfies the requirement of TIA Sections 310(a)(1) and 310(a)(5). The Trustee (or in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

SECTION 7.11. Preferential Collection of Claims Against Company.

              The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                 ARTICLE EIGHT

              SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01. Termination of Company's Obligations.

              This Indenture shall cease to be of further effect (except that the Company's obligations under Sections 7.07, 8.04 and 8.05 shall survive the effect of this Article Eight) when all outstanding Notes theretofore authenticated and issued have been delivered to the Trustee for cancellation.

              In addition, at the Company's option, either (a) the Company shall be deemed to have been Discharged (as defined below) from its obligations with respect to the Notes at any time after the applicable conditions set forth below have been satisfied or (b) the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in Sections 4.03, 4.05, 4.09, 4.11 through 4.17 and 5.01 at any time after the applicable conditions set forth below have been satisfied:

              (1) The Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes (i) money in an amount or (ii) U.S. Legal Tender or U.S. Government Obligations (as defined below) that through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one business day before the due date of any payment, money in an amount, or (iii) a combination of (i) and
       (ii), sufficient, in the opinion (with respect to (i) and (ii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal of and interest on the outstanding Notes on the dates such installments of interest or principal are due; provided that no deposits made pursuant to this
       Section 8.01(1) shall cause the Trustee to have a conflicting interest as defined in and for purposes of the TIA; provided, further, that no such deposit shall result in the Company, the Trustee or the trust becoming or being deemed to be an "investment company" under the Investment Company Act of 1940;

              (2) No Event of Default or Default with respect to the Notes shall have occurred and be continuing on the date of such deposit;

              (3) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (i) the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 8.01 other than in the same manner and at the same times as would have been the case if such option had not been exercised, and, accompanied by a ruling to that effect received from or published by the Internal Revenue Service, and (ii) all conditions precedent to the Discharge pursuant to this Section 8.01 have been complied with, together with an Officers' Certificate to such effect;

              (4) The Company shall have paid or duly provided for payment of all amounts then due to the Trustee pursuant to Section 7.07 hereof; and

              (5) No such deposit will result in a Default under this Indenture or a breach or violation of, or constitute a default under, any other instrument or agreement (including, without limitation, the Credit Agreement) to which the Company or any of its subsidiaries is a party or by which it or its property is bound.

              Notwithstanding the foregoing, the Opinion of Counsel required by clause (i) of paragraph (3) above need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable on the Maturity Date within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

              "Discharged" means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Notes and to have satisfied all the obligations under this Indenture relating to the Notes (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except (i) the rights of the Holders of Notes to receive, from the trust fund described in clause (1) above, payment of the principal of and the interest on such Notes when such payments are due, (ii) the Company's obligations with respect to the Notes under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.07 and 7.08 and (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder.

SECTION 8.02. Acknowledgment of Discharge by Trustee.

              Subject to Section 8.05, after (i) the conditions of Section 8.01 have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Opinion of Counsel, stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in this Article Eight.

              "U.S. Government Obligations" means direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

SECTION 8.03. Application of Trust Money.

              The Trustee shall hold in trust, money, U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to Section 8.01. It shall apply the deposited money and the money from U.S. Legal Tender and U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and accrued and unpaid interest on the Notes.

SECTION 8.04. Repayment to the Company.

              The Trustee and the Paying Agent shall promptly pay to the Company any money held by them for the payment of principal or interest that remains unclaimed for one year; provided, however, that the Trustee or such Paying Agent may, at the expense of the Company, cause to be published once in a newspaper of general circulation in The City of New York or mailed to each Holder, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person and all liability of the Trustee and Paying Agent with respect to such money shall cease.

SECTION 8.05. Reinstatement.

              If the Trustee or Paying Agent is unable to apply any money, U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.01 until such time as the Trustee or Paying Agent is permitted to apply all such money, U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01; provided, however, that if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money, U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE NINE



                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01. Without Consent of Holders.

              The Company, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture or the Notes without notice to or consent of any Holder:

              (1) to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not, in the opinion of the Trustee, adversely affect the rights of any Holder in any material respect;

              (2)    to comply with Article Five;

              (3) to provide for uncertificated Notes in addition to or in place of certificated Notes;

              (4) to make any other change that does not adversely affect in any material respect the rights of any Noteholders hereunder; or

              (5) to provide for issuance of the Exchange Notes, which will have terms substantially identical in all material respects to the Initial Notes (except that the transfer restrictions contained in the Initial Notes will be modified or eliminated, as appropriate), and which will be treated together with any outstanding Initial Notes, as a single issue of securities;

provided, that the Company has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

SECTION 9.02. With Consent of Holders.

              Subject to Section 6.07, the Company, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Notes, may amend or supplement this Indenture or the Notes, without notice to any other Holders. Subject to
Section 6.07, the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance by the Company with any provision of this Indenture or the Notes without notice to any other Noteholder. No amendment, supplement or waiver, including a waiver pursuant to Section 6.04, shall, without the consent of each Holder of each Note affected thereby:

              (1) change the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Notes;

              (2) reduce the rate or extend the time for payment of interest on any Note;

              (3)    reduce the principal amount of any Note;

              (4) change the Maturity Date of any Note, or alter the optional redemption provisions contained in Article Three of this Indenture and in Paragraph 5 of the Notes in a manner adverse to any Holder;

              (5) make any changes in the provisions concerning waivers of Defaults or Events of Default by Holders of the Notes or the rights of Holders to recover the principal of, interest on, or optional redemption payments with respect to, any Note;

              (6) make the principal of, or the interest on, any Note payable with anything or in any manner other than as provided for in this Indenture and the Notes; or

              (7) make any change in Article Ten or the definitions used in Article Ten that adversely affects the holders of the Notes.

              It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

              After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.03. Compliance with TIA.

              Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 9.04. Revocation and Effect of Consents.

              Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

              The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

              After an amendment, supplement or waiver becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (8) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.05. Notation on or Exchange of Notes.

              If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

SECTION 9.06. Trustee To Sign Amendments, Etc.

              The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee.

                                  ARTICLE TEN

                                 SUBORDINATION

SECTION 10.01.       Notes Subordinated to Senior Debt.

              The Company covenants and agrees and the Trustee and each Holder of the Notes, by its acceptance thereof, likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article Ten; and the Trustee and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all Obligations on the Notes by the Company shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on Senior Debt; that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Debt, and that each holder of Senior Debt whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Debt in reliance upon the covenants and provisions contained in this Indenture and the Notes.

SECTION 10.02.    No Payment on Notes in Certain Circumstances.

              (a) If any default in the payment of any principal of or interest on any Senior Debt, when due and payable, whether at maturity, upon any redemption, by declaration or otherwise, occurs and is continuing, no payment shall be made by, or on behalf of, the Company or any other Person on its behalf with respect to any Obligations on the Notes, or to acquire any of the Notes for cash or property or otherwise. In addition, if any other event of default occurs and is continuing (or if such an event of default would occur upon any payment with respect to the Notes or would arise upon the passage of time as a result of such payment) with respect to any Designated Senior Debt, as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt, permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Designated Senior Debt gives written notice of the event of default to the Trustee (a "Default Notice"), then, unless and until all events of default have been cured or waived or have ceased to exist or the Trustee receives notice from the Representative for the respective issue of Designated Senior Debt terminating the Blockage Period (as defined below), during the 180 days after the delivery of such Default Notice (the "Blockage Period"), neither the Company nor any other Person on its behalf shall (x) make any payment with respect to any Obligations on the Notes or (y) acquire any of the Notes for cash or property or otherwise. Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 180 days from the date of delivery of a Default Notice. Only one such Blockage Period may be commenced within any 360 consecutive days. For all purposes of this Section 10.02(a), no event of default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Designated Senior Debt initiating such Blockage Period shall be, or be made, the basis for the commencement of a second Blockage Period by the Representative of such Designated Senior Debt, whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

              (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 10.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Senior Debt, if any, received from the holders of Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives, from the Company and only amounts included in the information provided to the Trustee shall be paid to the holders of Senior Debt.

              Nothing contained in this Article Ten shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 6.02 or to pursue any rights or remedies hereunder; provided that all Senior Debt thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents before the Holders are entitled to receive any payment with respect to Obligations on the Notes.

SECTION 10.03.    Payment Over of Proceeds upon Dissolution, Etc.

              (a) Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Obligations due or to become due upon all Senior Debt shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for, before any payment or distribution is made on account of any Obligations on the Notes, or for the acquisition of any of the Notes for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation or reorganization, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Notes or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Notes or by the Trustee under this Indenture if received by them, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.

              (b) To the extent any payment of Senior Debt (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

              (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by any Holder when such payment or distribution is prohibited by Section 10.03(a), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

              (d) For purposes of this Article Ten, the words "cash, property or securities" shall not be deemed to include securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which are subordinated, to at least the same extent as the Notes, to the payment of all Senior Debt and to the payment of all securities issued in exchange therefor to the holders of Senior Debt at the time outstanding; provided that with respect to securities of any other corporation, such securities shall only be excluded from the operation of this Article Ten if the plan of reorganization or readjustment has been approved by at least a majority in principal amount of the Indebtedness then outstanding under the Credit Agreement and at least a majority in principal amount of any other Designated Senior Debt then outstanding. The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its assets, to another corporation upon the terms and conditions provided in Article Five hereof and as long as permitted under the terms of the Senior Debt shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume the Company's obligations hereunder in accordance with Article Five hereof.

SECTION 10.04.    Payments May Be Paid Prior to Dissolution.

              Nothing contained in this Article Ten or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Sections 10.02 and 10.03, from making payments at any time for the purpose of making payments of principal of and interest on the Notes, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section 10.02 or 10.03, the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of and interest on the Notes, to the Holders entitled thereto unless at least one Business Day prior to the date upon which such payment would otherwise become due and payable, the Trustee shall have received the written notice provided for in Section 10.02(a) or in Section 10.07. The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company.

SECTION 10.05.    Subrogation.

              Subject to the payment in full of all Senior Debt, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Debt by or on behalf of the Company or by or on behalf of the Holders by virtue of this Article Ten which otherwise would have been made to the Holders shall, as between the Company and the Holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Senior Debt, on the other hand.

SECTION 10.06.    Obligations of the Company Unconditional.

              Nothing contained in this Article Ten or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Debt, and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of and any interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

SECTION 10.07.    Notice to Trustee.

              The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Ten. Regardless of anything to the contrary contained in this Article Ten or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from the Company, or from a holder of Senior Debt or a Representative therefor, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist.

              In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article Ten, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Ten, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such person to receive such payment.

SECTION 10.08.    Reliance on Judicial Order or Certificate of Liquidating
                  Agent.

              Upon any payment or distribution of assets of the Company referred to in this Article Ten, the Trustee, subject to the provisions of Article Seven hereof, and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or the holders of the Notes, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten.

SECTION 10.09.    Trustee's Relation to Senior Debt.

              The Trustee and any agent of the Company or the Trustee shall be entitled to all the rights set forth in this Article Ten with respect to any Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

              With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Ten, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt.

              Whenever a distribution is to be made or a notice given to holders or owners of Senior Debt, the distribution may be made and the notice given to their Representative, if any.

SECTION 10.10. Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Debt.

              No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

              Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Notes and without impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders of the Notes to the holders of the Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt, or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 10.11.    Noteholders Authorize Trustee to Effectuate Subordination of
                  Notes.

              Each Holder of Notes by his acceptance of them authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt and the Holders of Notes, the subordination provided in this Article Ten, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its or his Notes and accrued interest in the form required in those proceedings.

SECTION 10.12.    This Article Ten Not to Prevent Events of Default.

              The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article Ten will not be construed as preventing the occurrence of an Event of Default.

SECTION 10.13.    Trustee's Compensation Not Prejudiced.

              Nothing in this Article Ten will apply to amounts due to the Trustee pursuant to other sections in this Indenture.

                                 ARTICLE ELEVEN

                                   GUARANTEE

SECTION 11.01.    Unconditional Guarantee.

              Each Subsidiary Guarantor, if any, hereby unconditionally guarantees in accordance with the provisions of Section 4.18, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (i) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Notes to the Holders or the Trustee will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 11.03.
Each Subsidiary Guarantor, if any, hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, and action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor, if any, hereby waives diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in its Subsidiary Guarantee. If any Noteholder or the Trustee is required by any court or otherwise to return to the Company, any Subsidiary Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any such Subsidiary Guarantor, any amount paid by the Company or any such Subsidiary Guarantor to the Trustee or such Noteholder, each Subsidiary Guarantee to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees that, as between it and all other Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of a Subsidiary Guarantee notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of the Subsidiary Guarantees.

SECTION 11.02.    Severability.

              In case any provision of this Article Eleven shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.03.    Limitation of Liability.

              Each Subsidiary Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the guarantee by each Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and each Subsidiary Guarantor hereby irrevocably agree that the obligations of each Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any of the other Subsidiary Guarantors in respect of the obligations of such other Subsidiary Guarantors under the other Subsidiary Guarantees or pursuant to
Section 11.05, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting such fraudulent transfer or conveyance.

SECTION 11.04.    Subsidiary Guarantors May Consolidate, etc., on Certain
                  Terms.

              (a) Nothing contained in this Indenture or in the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor or shall prevent any sale of assets or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety, to the Company or another Subsidiary Guarantor. Upon any such consolidation, merger, sale or conveyance, the Subsidiary Guarantee given by such Subsidiary Guarantor shall no longer have any force or effect.

              (b) Upon the sale or disposition as an entirety (whether by merger, stock purchase, asset sale or otherwise) of a Subsidiary Guarantor (or all or substantially all its assets) to a Person that is not a Subsidiary of the Company and which sale or disposition is otherwise in compliance with
Section 4.18 and the other terms of this Indenture, such Subsidiary

Guarantor shall be deemed released from all obligations under this Article Eleven without any further action required on the part of the Trustee or any Holder.

              The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by Officers' Certificates and Opinions of Counsel certifying as to the compliance with this
Section 11.04. Any Subsidiary Guarantor not so released remains liable for the full amount of principal of and interest on the Securities as provided in this Article Eleven.

SECTION 11.05.    Contribution.

              In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a "Funding Guarantor") under any of the Subsidiary Guarantees, such Funding Guarantor shall be entitled to a contribution from all other Subsidiary Guarantors in a pro rata amount based on the Adjusted Net Assets (as defined below) of each of the Subsidiary Guarantors (including the Funding Guarantor) for all payments, damages and expenses incurred by that funding Guarantor in discharging the Company's obligations with respect to the Notes or any obligations of any of the other Subsidiary Guarantors with respect to any of the Subsidiary Guarantees or based on such other determination as may be mutually agreed upon between or among each such Subsidiary Guarantor.
"Adjusted Net Assets" of any Person at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Person exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under a Subsidiary Guarantee of such person at such date and (y) the present fair salable value of the assets of such Person at such date exceeds the amount that will be required to pay the probable liability of such Person on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), excluding debt
in respect of the Subsidiary Guarantee of such Person, as they become absolute and matured.

SECTION 11.06.    Waiver of Subrogation.

              Until all Obligations under each of the Subsidiary Guarantees, the Notes and this Indenture are paid in full, each of the Subsidiary Guarantors hereby irrevocably waives any claims or other rights that it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of its obligations under its Subsidiary Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any of the Subsidiary Guarantors in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Person for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall, forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each of the Subsidiary Guarantors acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.06 is knowingly made in contemplation of such benefits.

SECTION 11.07.    Execution of Guarantee.

              To evidence their guarantee to the Noteholders set forth in this Article Eleven, each Subsidiary Guarantor hereby agrees to execute a Subsidiary Guarantee in substantially the form of Exhibit E to this Indenture, which shall be endorsed on each Note ordered to be authenticated and delivered by the

Trustee. Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in this Article Eleven shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of a Subsidiary Guarantee. A Subsidiary Guarantee shall be signed on behalf of a Subsidiary Guarantor by two Officers, or an Officer and an Assistant Secretary, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate or partnership actions) shall attest to the Subsidiary Guarantee prior to the authentication of the Note on which it is endorsed, and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee on behalf of such Subsidiary Guarantor. Such signatures upon a Subsidiary Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Subsidiary Guarantee and in case any such officer who shall have signed a Subsidiary Guarantee shall cease to be such officer before the Note on which the Subsidiary Guarantee is endorsed shall have authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the Person who signed the Subsidiary Guarantee had not ceased to be such officer of the Subsidiary Guarantor. At any time after a Subsidiary Guarantee is terminated pursuant to the terms of this Indenture, the Trustee shall upon written notice from the Company (and delivery of an Officer's Certificate) remove any such endorsement which relates to such Subsidiary Guarantee.

SECTION 11.08.    Waiver of Stay, Extension or Usury Laws.

              Each Subsidiary Guarantor, if any, covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Subsidiary Guarantor from performing a Subsidiary Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performances of this Indenture; and (to the extent that it may lawfully do so) each Subsidiary Guarantor, if any, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                 ARTICLE TWELVE

                                 MISCELLANEOUS

SECTION 12.01.    TIA Controls.

              If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 12.02.    Notices.

              Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by commercial courier service, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

              if to the Company:


              Gaylord Container Corporation
              500 Lake Cook Road, Suite 400
              Deerfield, Illinois  60015
              Telecopier:  (847) 405-5586
              Attention:  Thomas M. Steffen

              with a copy to:

              Kirkland & Ellis
              200 East Randolph Drive
              Chicago, Illinois  60601
              Telecopier:  (312) 861-2200
              Attention:  John A. Schoenfeld, Esq.

              if to the Trustee:

(1)    For payment, registration, transfer, exchange and tender of the Notes:

By Hand:                                       By Mail:

Chase Bank of Texas, National                 Chase Bank of Texas, National
  Association                                   Association
Attention:  Registered Bond Events            Attention:  Registered Bond
One Main Place                                  Events
1201 Main Street, 18th Floor                  P.O. Box 2320
Dallas, Texas 75202                           Dallas, Texas 75221-2320


                  Telephone:  (214) 871-9393 or (800) 275-2048

(2)    For all other communications relating to the Notes:

Chase Bank of Texas, National Association
Global Trust Services
600 Travis Street, Suite 1150
Houston, Texas 77002

Telephone:  (713) 216-6686
Telecopier:  (713) 216-5476

              Each of the Company and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is confirmed if delivered by commercial courier; when answered back, if telexed; when receipt is acknowledged, if faxed; and upon receipt if sent by registered or certified mail, postage prepaid.

              Any notice or communication mailed to a Noteholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

              Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 12.03.    Communications by Holders with Other Holders.

              Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

SECTION 12.04.    Certificate and Opinion as to Conditions Precedent.

              Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee upon request:

              (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

              (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.05.    Statements Required in Certificate or Opinion.

              Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.07, shall include:

              (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

              (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

              (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

              (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

SECTION 12.06.    Rules by Trustee, Paying Agent, Registrar.

              The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Noteholders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 12.07.    Legal Holidays.

              A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York, Houston, Texas or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 12.08.    Governing Law.

              THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture.

SECTION 12.09.    No Adverse Interpretation of Other Agreements.

              This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10.    No Recourse Against Others.

              A director, officer, employee, stockholder or incorporator, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Noteholder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

SECTION 12.11.    Successors.

              All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.12.    Duplicate Originals.

              All parties may sign any number of copies of this Indenture.
Each signed copy shall be an original, but all of them together shall represent the same agreement.

SECTION 12.13.    Severability.

              In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                                   SIGNATURES

              IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.


                                            GAYLORD CONTAINER CORPORATION


                                            By: /s/ Thomas M. Steffan
                                               ----------------------------
                                                Name:   Thomas M. Steffan
                                                Title:  Assistant Treasurer

                                            CHASE BANK OF TEXAS, NATIONAL
                                                ASSOCIATION, as Trustee


                                            By: /s/ Mauri Cowen
                                               ----------------------------
                                                Name:   Mauri Cowen
                                                Title:  Vice President and
                                                        Trust Officer

                                                                       EXHIBIT A

                          [FORM OF SERIES A SECURITY]

              THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION,
(2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.
IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE SECURITY, IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS

OF THE ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE ACT.

              UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF SUCH SUCCESSOR DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

              TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.17 OF THE INDENTURE.

                                                                      CUSIP No.:

                         GAYLORD CONTAINER CORPORATION

               9 7/8% Senior Subordinated Note due 2008, Series A

No. 1                                                                $

              GAYLORD CONTAINER CORPORATION, a Delaware corporation (the "Company," which term includes any successor entity), for value received promises to pay to Cede & Co. or registered assigns, the principal sum of
                         Dollars, on February 15, 2008.

              Interest Payment Dates: February 15 and August 15, commencing August 15, 1998

              Record Dates:  February 1 and August 1

              Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

              IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Dated:  February 23, 1998


                                            GAYLORD CONTAINER CORPORATION


                                            By:
                                               ----------------------------
                                                Name:
                                                Title:


                                            By:
                                               ----------------------------
                                                Name:
                                                Title:

              This is one of the Notes referred to in the within-mentioned Indenture.


                                        CHASE BANK OF TEXAS, NATIONAL
                                           ASSOCIATION, as Trustee


                                        By:
                                           --------------------------------
                                                Authorized Signatory

Dated: February 23, 1998

                             (REVERSE OF SECURITY)

                         GAYLORD CONTAINER CORPORATION

               9 7/8% Senior Subordinated Note due 2008, Series A

1.     Interest.

              GAYLORD CONTAINER CORPORATION, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the Issue Date. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing August 15, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

              The Company shall pay interest on overdue principal from time to time on demand at the rate of 10 7/8% per annum; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate of 10 7/8% per annum.

2.     Method of Payment.

              The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.     Paying Agent and Registrar.

              Initially, Chase Bank of Texas, National Association (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4.     Indenture.

              The Company issued the Notes under an Indenture, dated as of February 23, 1998 (the "Indenture"), between the Company and the Trustee. This
Note is one of a duly authorized issue of Notes of the Company designated as its 9 7/8% Senior Subordinated Notes due 2008, Series A (the "Notes"), limited (except as otherwise provided in the Indenture) in aggregate principal amount to $250,000,000, which may be issued under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of the Company.

5.     Subordination.

              The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the

Indenture and appoints the Trustee his attorney-in-fact for such purposes.

6.     Optional Redemption.

              The Notes may not be redeemed at the option of the Company prior to February 15, 2003. Thereafter, the Company may redeem all or any of the Notes at any time at redemption prices (expressed in percentages of the principal amount), set forth below plus accrued interest, if any, to the Redemption Date if redeemed during the 12-month period beginning on February 15 in the years indicated below:

          Year                              Percentage
          ----                              ----------
          2003. . . . . . . . . . . . . . .  105.063%
          2004. . . . . . . . . . . . . . .  103.375%
          2005. . . . . . . . . . . . . . .  101.688%
          2006 and thereafter . . . . . . .  100.000%

              Notwithstanding the foregoing, at any time prior to February 15, 2001, the Company may redeem up to 33% of the aggregate principal amount of Notes with the net proceeds from one or more Equity Offerings of the Company at a redemption price equal to 109.875% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of redemption; provided, however, that, after giving effect to any such redemption, at least $125,000,000 aggregate principal amount of the Notes originally issued remain outstanding. Any such redemption must occur on or prior to 120 days after the receipt of such net proceeds.

              In addition, upon the occurrence of a Change of Control prior to February 15, 2003, the Company, at its option, may redeem all, but not less than all, of the outstanding Notes at a redemption price equal to 100% of the principal amount thereof plus the applicable Make-Whole Premium (a "Change of Control Redemption"). The Company shall give not less than 30 nor more than 60 days notice of such redemption within 30 days following a Change of Control.

              "Make-Whole Premium" with respect to a Note means an amount equal to the greater of (i) 1.0% of the outstanding principal amount of such Note and
(ii) the excess of (a) the present value of the remaining interest, premium and principal payments due on such Note as if such Note were redeemed on February 15, 2003 computed using a discount rate equal to the Treasury Rate plus 62.5 basis points, over (b) the outstanding principal amount of such Note.

7.     Notice of Redemption.

              Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

              Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price, the Notes called for redemption will cease to bear interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price.

8.     Change of Control Offer.

              In the event of a Change of Control, upon the satisfaction of the conditions set forth in the Indenture, the Company shall be required to offer to purchase all of the then outstanding Notes pursuant to a Change of Control Offer at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. Holders of Notes which are the subject of such an offer to repurchase shall receive an offer to repurchase and may elect to have such Notes repurchased pursuant to and in accordance with the terms of the Indenture.

9.     Limitation on Disposition of Assets.

              Under certain circumstances the Company is required to apply the net proceeds from Asset Sales to offer to repurchase Notes at a price equal to 100% of the aggregate principal amount thereof, plus accrued interest to the date of purchase.

10.    Denominations; Transfer; Exchange.

              The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portions thereof selected for redemption.

11.    Persons Deemed Owners.

              The registered Holder of a Note shall be treated as the owner of it for all purposes.

12.    Unclaimed Money.

              If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agents will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agents with respect to such money shall cease.

13.    Discharge Prior to Redemption or Maturity.

              If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

14.    Amendment; Supplement; Waiver.

              Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

15.    Restrictive Covenants.

              The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

16.    Successors.

              When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

17.    Defaults and Remedies.

              If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount, of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture.
The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

18.    Trustee Dealings with Company.

              The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

19.    No Recourse Against Others.

              No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

20.    Authentication.

              This Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on this Note.

21.    Governing Law.

              The Laws of the State of New York shall govern this Note and the Indenture, without regard to principles of conflict of laws.

22.    Abbreviations and Defined Terms.

              Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

23.    CUSIP Numbers.

              Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company will cause CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

24.    Registration Rights.

              Pursuant to the Registration Rights Agreement, the Company will be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the Holder of this Security shall have the right to exchange this Series A Note for the Company's 9 7/8% Senior Subordinated Notes due 2008, Series B, which have been registered under the Securities Act, in like principal amount at maturity and having terms identical in all material respects as the Series A Notes. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

25.    Indenture.

              Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

              The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this
Note in larger type. Requests may be made to: GAYLORD CONTAINER CORPORATION, 500 Lake Cook Road, Suite 400, Deerfield, Illinois 60015, Attn: Secretary.

                              [FORM OF ASSIGNMENT]

I or we assign to

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER

--------------------------------

--------------------------------------------------------------------------------
              (please print or type name and address)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

the within Note and all rights thereunder, hereby irrevocably constituting and appointing


--------------------------------------------------------------------------------
attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Dated:
      --------------------------------    --------------------------------------
                                          NOTICE:  The signature on this
                                          assignment must correspond with
                                          the name as it appears upon the
                                          face of the within Note in
                                          every particular without alteration
                                          or enlargement or any change
                                          whatsoever and be guaranteed by the
                                          endorser's bank or broker.

              In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the
transfer) and (ii)           ,  the undersigned
confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

                                  [Check One]

(1)  --  to the Company or a subsidiary thereof; or
(2)  --  pursuant to and in compliance with Rule 144A under the Securities Act;
         or
(3) -- to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or
(4) -- outside the United states to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act; or
(5) -- pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or
(6) -- pursuant to an effective registration statement under the Securities Act; or
(7) -- pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, that if box (3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.17 of the Indenture shall have been satisfied.

Dated:                          Signed:
       ------------------               -------------------------------
                                        (Sign exactly as name appears
                                        on the other side of this Security)

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

              The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:
       ------------------               -------------------------------
                                        NOTICE:  To be executed by
                                                 an executive officer

                      [OPTION OF HOLDER TO ELECT PURCHASE]

     If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

       Section 4.15 [     ]
       Section 4.16 [     ]

     If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$
 ---------------------

Dated:
      --------------------------------    --------------------------------------
                                          NOTICE:  The signature on this
                                          assignment must correspond with
                                          the name as it appears upon the
                                          face of the within Note in
                                          every particular without alteration
                                          or enlargement or any change
                                          whatsoever and be guaranteed by the
                                          endorser's bank or broker.

                                                                       EXHIBIT B

                                                                      CUSIP No.:

                         GAYLORD CONTAINER CORPORATION

     9 7/8% Senior Subordinated Note due 2008, Series B

No. 2                                                              $

     GAYLORD CONTAINER CORPORATION, a Delaware corporation (the "Company," which term includes any successor entity), for value received promises to pay to Cede & Co. or registered assigns, the principal sum of Dollars, on February 15, 2008.

     Interest Payment Dates:  February 15 and August 15, commencing August 15,
1998

     Record Dates:  February 1 and August 1

     Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Dated:         ,


                                                GAYLORD CONTAINER CORPORATION


                                                By:
                                                   ---------------------------
                                                   Name:
                                                   Title:


                                                By:
                                                   ---------------------------
                                                   Name:
                                                   Title:

     This is one of the Notes referred to in the within-mentioned Indenture.


                                                CHASE BANK OF TEXAS, NATIONAL
                                                    ASSOCIATION, as Trustee

                                                By:
                                                   ----------------------------
                                                      Authorized Signatory


Dated:            ,

                             (REVERSE OF SECURITY)

                         GAYLORD CONTAINER CORPORATION

               9 7/8% Senior Subordinated Note due 2008, Series B

1.   Interest.

     GAYLORD CONTAINER CORPORATION, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the Issue Date. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing August 15, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     The Company shall pay interest on overdue principal from time to time on demand at the rate of 10 7/8% per annum; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate of 10 7/8% per annum.

2.   Method of Payment.

     The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.   Paying Agent and Registrar.

     Initially, Chase Bank of Texas, National Association (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4.   Indenture.

     The Company issued the Notes under an indenture, dated as of February 23, 1998 (the "Indenture"), between the Company and the Trustee. This Note is one of a duly authorized issue of Notes of the Company designated as its 9 7/8% Senior Subordinated Notes due 2008 (the "Notes"), limited (except as otherwise provided in the Indenture) in aggregate principal amount to $250,000,000, which may be issued under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are general unsecured obligations of the Company.

5.   Subordination.

     The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the

Indenture and appoints the Trustee his attorney-in-fact for such purposes.

6.   Optional Redemption.

     The Notes may not be redeemed at the option of the Company prior to February 15, 2003. Thereafter, the Company may redeem all or any of the Notes at any time at redemption prices (expressed in percentages of the principal amount), set forth below plus accrued interest, if any, to the Redemption Date if redeemed during the 12-month period beginning on June 15 in the years indicated below:

            Year                                             Percentage
            ----                                             ----------
            2003. . . . . . . . . . . . . . . . .  . . . . .  105.063%
            2004. . . . . . . . . . . . . . . . .  . . . . .  103.375%
            2005. . . . . . . . . . . . . . . . .  . . . . .  101.688%
            2006 and thereafter . . . . . . . . .  . . . . .  100.000%

     Notwithstanding the foregoing, at any time prior to February 15, 2001, the Company may redeem up to 33% of the aggregate principal amount of Notes with the net proceeds from one or more Equity Offerings of the Company at the redemption price equal to 109.875% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of redemption; provided, however, that, after giving effect to any such redemption, at least $125,000,000 aggregate principal amount of the Notes originally issued remain outstanding. Any such redemption must occur on or prior to 120 days after the receipt of such net proceeds.

     In addition, upon the occurrence of a Change of Control prior to February 15, 2003, the Company, at its option, may redeem all, but not less than all, of the outstanding Notes at a redemption price equal to 100% of the principal amount thereof plus the applicable Make-Whole Premium (a "Change of Control Redemption"). The Company shall give not less than 30 nor more than 60 days notice of such redemption within 30 days following a Change of Control.

     "Make-Whole Premium" with respect to a Note means an amount equal to the greater of (i) 1.0% of the outstanding principal amount of such Note and (ii) the excess of (a) the present value of the remaining interest, premium and principal payments due on such Note as if such Note were redeemed on February 15, 2003 computed using a discount rate equal to the Treasury Rate plus 62.5 basis points, over (b) the outstanding principal amount of such Note.

7.   Notice of Redemption.

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

     Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price, the Notes called for redemption will cease to bear interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price.

8.   Change of Control Offer.

     In the event of a Change of Control, upon the satisfaction of the conditions set forth in the Indenture, the Company shall be required to offer to purchase all of the then outstanding Notes pursuant to a Change of Control Offer at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, to the date of purchase Holders of the Notes which are the subject of such an offer to repurchase shall receive an offer to repurchase and may elect to have such Notes repurchased pursuant to and in accordance with the terms of the Indenture.

9.   Limitation on Disposition of Assets.

     Under certain circumstances the Company is required to apply the net proceeds from Asset Sales to offer to repurchase Notes at a price equal to 100% of the aggregate principal amount thereof, plus accrued interest to the date of purchase.

10.  Denominations; Transfer; Exchange.

     The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portions thereof selected for redemption.

11.  Persons Deemed Owners.

     The registered Holder of a Note shall be treated as the owner of it for all purposes.

12.  Unclaimed Money.

     If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agents will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agents with respect to such money shall cease.

13.  Discharge Prior to Redemption or Maturity.

     If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

14.  Amendment; Supplement; Waiver.

     Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

15.  Restrictive Covenants.

     The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

16.  Successors.

     When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

17.  Defaults and Remedies.

     If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount, of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture.
The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

18.  Trustee Dealings with Company.

     The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

19.  No Recourse Against Others.

     No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

20.  Authentication.

     This Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on this Note.

21.  Governing Law.

     The Laws of the State of New York shall govern this Note and the Indenture, without regard to principles of conflict of laws.

22   Abbreviations and Defined Terms.

     Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

23   CUSIP Numbers.

     Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company will cause CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

24   Indenture.

     Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

     The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note in larger type. Requests may be made to: GAYLORD CONTAINER CORPORATION, 500 Lake Cook Road, Suite 400, Deerfield, Illinois 60015, Attn: Secretary.

                              [FORM OF ASSIGNMENT]

I or we assign to

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER


--------------------------------

--------------------------------------------------------------------------------


     (please print or type name and address)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing

--------------------------------------------------------------------------------

attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Dated:
      -----------------------     ----------------------------------------------
                                  NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.

                      [OPTION OF HOLDER TO ELECT PURCHASE]

     If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

       Section 4.15 [     ]
       Section 4.16 [     ]

     If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$
 -------------------

Dated:
      -----------------------     ----------------------------------------------
                                  NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.

                                                                       Exhibit C

                           Form of Certificate To Be

                          Delivered in Connection with

                   Transfers to Non-QIB Accredited Investors

                                                               ___________, ____

Chase Bank of Texas, National Association
600 Trans
Suite 1150
Houston, Texas 77002

Attention:  Corporate Trust Administration

     Re:  Gaylord Container Corporation
          9 7/8% Senior Subordinated Notes due 2008

Ladies and Gentlemen:

     In connection with our proposed purchase of 9 7/8% Senior Subordinated Notes due 2008 (the "Notes") of Gaylord Container Corporation (the "Company"), we confirm that:

     1. We have received a copy of the Offering Memorandum (the "Offering Memorandum") dated February 13, 1998 relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated on pages
(i)-(ii) of the Offering Memorandum and in the section entitled "Transfer Restrictions" of the Offering Memorandum, including the restrictions on duplication and circulation of the Offering Memorandum.

     2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes (as described in the Offering Memorandum) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

     3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell or otherwise transfer any Notes prior to the date which is two years after the original issuance of the Notes, we will do so only (i) to the Company or any of its subsidiaries, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture relating to the Notes), a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes, (iv) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

     4. We are not acquiring the Notes for or on behalf of, and will not transfer the Notes to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974), except as permitted in the section entitled "Transfer Restrictions" of the Offering Memorandum.

     5. We understand that, on any proposed resale of any Notes, we will be required to furnish to the Trustee and the Company such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

     6. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

     7. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.


                                                        Very truly yours,

                                                        By:
                                                           ---------------------
                                                           Name:
                                                           Title:

                                                                       Exhibit D

                      Form of Certificate To Be Delivered

                          in Connection with Transfers

                        Pursuant to Regulation S_____

                                                            ______________, ____

Attention:

     Re:  Gaylord Container Corporation (the "Company")
           9 7/8% % Senior Subordinated Notes due 2008
           (the "Notes")

Ladies and Gentlemen:

     In connection with our proposed sale of $___________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

     (1)  the offer of the Notes was not made to a person in the United States;

     (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

     (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

       (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

       (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.


                                                Very truly yours,

                                                [Name of Transferor]

                                                By:
                                                   -----------------------
                                                  Authorized Signature

                                                                       Exhibit E



                              SUBSIDIARY GUARANTEE



     The undersigned hereby unconditionally guarantees on a senior unsecured basis to the Holder of this Note the payments of principal of and interest on this Notes in the amounts and at the time when due and interest on the overdue principal and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article Eleven of the Indenture and this Subsidiary Guarantee. This Subsidiary Guarantee will become effective in accordance with Article Eleven of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Subsidiary Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

     The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article Eleven of the Indenture and reference is hereby made to the Indenture for the precise terms of this Subsidiary Guarantee and all of the other provisions of the Indenture to which this Subsidiary Guarantee relates.

     The internal laws of the State of New York shall govern this Subsidiary Guarantee without regard to principles of conflict of laws.




                                        [                     ]



                                        By:
                                           ------------------------
                                            Name:
                                            Title:




                                        By:
                                           ------------------------
                                            Name:
                                            Title:





                                      E-1